Exhibit 1.1

Li Auto Inc.

90,000,000 Offer Shares

(par value US$0.0001 per Offer Share)
__________________________

INTERNATIONAL UNDERWRITING AGREEMENT

__________________________

[●], 2021

Goldman Sachs (Asia) L.L.C. (“Goldman Sachs”)

68/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

China International Capital Corporation Hong Kong Securities Limited (“CICC”)

29th Floor, One International Finance Centre

1 Harbour View Street, Central

Hong Kong

UBS AG Hong Kong Branch1 (“UBS AG”)

52/F, Two International Finance Centre

8 Finance Street

Hong Kong

UBS Securities LLC

(in relation to the International Offering only)

1285 Avenue of the Americas, New York

New York 10019

United States

And the other International Underwriters (as defined below) listed in Schedule I-B hereto

Ladies and Gentlemen:

Li Auto Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), proposes to issue and sell to the several international underwriters named in Schedule I-B hereto (the “International Underwriters”) or to the purchasers procured by the International Underwriters (the “Subsequent Purchasers”) Class A Ordinary Shares of par value US$0.0001 per share to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the “Shares”). The Company proposes to initially issue and sell to the International Underwriters or the Subsequent Purchasers an aggregate of 90,000,000 Shares (the “Firm

1 UBS AG is incorporated in Switzerland with limited liability.

Shares”). In addition, the Company proposes to sell to the Subsequent Purchasers or failing which, the International Underwriters up to 15,000,000 additional Shares (the “Option Shares”). The Firm Shares and the Option Shares are herein referred to collectively as the “International Offer Shares.” The offering and sale of the International Offer Shares under this Agreement is herein referred to as the “International Offering.”

The Company has entered into an agreement dated August 2, 2021 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“PRC”) of initially an aggregate of 10,000,000 Shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is herein referred to the “Hong Kong Public Offering.” Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are referred to herein collectively as the “Underwriters” and this Agreement and the Hong Kong Underwriting Agreement are referred to herein collectively as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Global Offering,” and the International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the “Offer Shares.” Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The International Offer Shares are being offered at an identical price of HK$[●] per Share (the “International Offer Price”) and the Hong Kong Offer Shares are being offered at an identical price of HK$[●] per Share (the “Hong Kong Offer Price”), which is exclusive of brokerage per Share of 1.0% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “Brokerage”), a trading fee per Share of 0.005% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “Trading Fee”) imposed by the SEHK and a transaction levy per Share of 0.0027% of the International Offer Price, or the Hong Kong Offer Price, as the case may be (the “Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”), in each case payable by purchasers of the Offer Shares. The Trading Fee and the Transaction Levy are also payable by the Company with respect to the Offer Shares.

The International Underwriters and the Hong Kong Underwriters are simultaneously entering into an agreement between international and Hong Kong underwriting syndicates (the “Agreement Between Syndicates”), which, among other things, confirms that Goldman Sachs, CICC and UBS AG shall act as the joint global coordinators (the “Joint Global Coordinators”) and the joint representatives (the “Joint Representatives”) of the several International Underwriters named in Schedule I-B hereto. Goldman Sachs, CICC and UBS AG shall act as the Joint Global Coordinators of the Global Offering, Goldman Sachs, CICC, UBS AG, UBS Securities LLC (in relation to International Offering only), CLSA Limited, BOCI Asia Limited, CMB International Capital Limited and Futu Securities International (Hong Kong) Limited shall act as joint bookrunners (the “Joint

Bookrunners”) and the joint lead managers (the “Joint Lead Managers”) of the Global Offering.

In conjunction with the Global Offering, the Company has made an application for the listing of the Shares on the Main Board of the SEHK. Goldman Sachs and CICC are acting as the joint sponsors to the Company s application for listing (the “Joint Sponsors”).

Reference is made to a Stock Borrowing Agreement (the “Stock Borrowing Agreement”), dated as of [●], 2021, between Inspired Elite Investments Limited (the “Lender”) and Goldman Sachs International (the “Borrower”), an affiliate of the Stabilizing Manager (as defined below), pursuant to which the Lender has agreed to lend to the Borrower up to an aggregate of up to [15,000,000] Class A Ordinary Shares (the “Borrowed Shares”) during the term of Stock Borrowing Agreement and subject to other terms and conditions contained therein, which arrangement is intended to facilitate stabilizing activities in connection with the Global Offering.

A prospectus dated August 3, 2021 (the “Hong Kong Prospectus”) has been prepared and used in connection with the Hong Kong Public Offering.

An “automatic shelf registration statement” as defined under Rule 405 of the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) on Form F-3 (File No. 333-258378) relating to the registration of the ordinary shares of the Company, including the Offer Shares and the Borrowed Shares made available for loan by the Lender to the Borrower in accordance with the terms of the Stock Borrowing Agreement has been filed with the U.S. Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof. Such registration statement, and any post-effective amendment thereto, became effective on filing with the Commission. Such registration statement, at the time it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including the exhibits and any schedules thereto, the documents incorporated or deemed to be incorporated by reference therein and the documents otherwise deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is referred to herein as the “Registration Statement”; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offer Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the Base Prospectus, as amended and supplemented immediately prior to the Time of Sale (as defined below), is hereinafter called the “Pricing Prospectus”; the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus

or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Registration Statement, Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include documents subsequently filed or furnished by the Company under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein (which in the case of any report on Form 6-K shall expressly indicate it is being incorporated by reference); any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, and any prospectus supplement relating to the Offer Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offer Shares is hereinafter called an “Issuer Free Writing Prospectus”); the Pricing Prospectus, as supplemented by the information and documents listed on Schedule III hereto, is hereinafter called the “Pricing Disclosure Package”; For the purposes of this Agreement, the “Time of Sale” is [●] [A.M./P.M.] (Eastern Time) on the date of this Agreement.

In conjunction with the Global Offering, the Company has made an application for listing of the Shares on the Main Board of the SEHK. Goldman Sachs and CICC are acting as the Joint Sponsors to the Company’s application for listing.

Capitalized terms used and not defined herein shall have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or”, as used herein, is not exclusive. The term “business day,” as used herein, shall mean a day (other than Saturday or Sunday) on which banking institutions in Hong Kong and New York are open generally for normal banking business and on which the SEHK is open for business of dealing in securities.

As used herein, “Affiliate” has the meaning as defined in Rule 501(b) under the Securities Act; “Laws” means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including, without limitation, any common law or case law), statutes, ordinances, legal codes, regulations or rules (including, without limitation, any and all regulations, rules, orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any Authority (as defined below));

“Authority” means any administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational; “Taxes” or “Taxation” means all forms of taxation whenever created, imposed or arising and whether of Hong Kong, the Cayman Islands, the PRC, the US or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal Authorities whether of Hong Kong, the Cayman Islands, the PRC, the US or of any other part of the world, whether by way of actual assessment, loss of allowance, withholding, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation, other than taxes imposed in respect of net income by a taxing jurisdiction wherein the Joint Sponsors, the Joint Global Coordinators or the Underwriters are incorporated or resident for tax purposes arising out of any commission or fees received by any of such parties pursuant to this Agreement; “Encumbrance” means any mortgage, charge, pledge, lien or other security interest or any option, restriction, right of first refusal, right of pre-emption or other third party claim, right, interest or preference or any other encumbrance of any kind; and references in this Agreement to “knowledge” (knowledge, information, belief or awareness or similar terms) of any person shall be treated as including but not limited to any knowledge, information, belief and awareness which the person would have had if such person had made due and careful enquiries.

1.             Sale and Purchase.

(a)      Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Subsequent Purchasers or, failing which, the several International Underwriters, and each of the International Underwriters, severally (and not jointly or jointly and severally), agrees to procure purchasers for or failing which, purchase itself or through its Affiliates from the Company, the number of Firm Shares set forth opposite the name of such International Underwriter in Schedule I-B hereto (subject to any reallocation by the Joint Global Coordinators of Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 8 hereof), at the International Offer Price.

In addition, the Company hereby grants to the several International Underwriters the option (the “Over-allotment Option”) to procure purchasers for or, failing which, to themselves purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the International Underwriters shall have the right, severally (and not jointly or jointly and severally), to procure purchasers for or, failing which, purchase themselves or through their respective Affiliates from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of the International Underwriters or the Subsequent Purchasers procured by it as applicable, all or a portion of the Option Shares as may be necessary to cover, among other things, over-allotments made in connection with the offering of the Firm Shares, at the International Offer Price. The Over-allotment Option may be exercised by the Joint Global Coordinators at their sole and absolute discretion on behalf of the several International Underwriters at any time and from time to time on or before the expiration of the period of thirty (30) calendar days after the last day for the lodging of applications under the Hong Kong Public Offering, by written notice, substantially in the form set forth in Exhibit D hereto, to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the Over-allotment Option is being exercised and the date and time when the Option Shares are to be delivered; provided however, that, no such date and time of delivery of the Option Shares shall be earlier than the First Time of Delivery (as defined in Section 2 hereof) nor, unless the Joint Global Coordinators and the Company otherwise agree in writing, earlier than the second, or later than the tenth, business day after the date on which the Over-allotment Option shall have been exercised. Upon any exercise of the Over-allotment Option, the number of Option Shares to be purchased by the Subsequent Purchasers procured by each of the International Underwriters or, failing which, such International Underwriter, shall be the number (subject to such adjustment as the Joint Global Coordinators may determine to avoid fractional shares) which bears the same proportion to the total number of Option Shares being purchased by the several International Underwriters or the Subsequent Purchasers pursuant to such exercise as the number of Firm Shares set forth opposite the name of such International Underwriter in Schedule I-B hereto bears to the total number of Firm Shares (subject to any reallocation by the Joint Global Coordinators of Offer Shares between the International Offering and the Hong Kong Public Offering), subject to adjustment in accordance with Section 8 hereof.

Upon the authorization by the Joint Global Coordinators of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale. The Company acknowledges and agrees that the sale of International Offer Shares by each International Underwriter shall be by it as agent of the Company under applicable Laws to procure purchasers for International Offer Shares (in which case the purchase obligation of such International Underwriter under this subsection (a) shall be reduced pro tanto) or, failing which, as principal to purchase International Offer Shares itself or through its Affiliates, and, accordingly, the Company appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling International Offer Shares as agent of the Company pursuant to this subsection (a) and under applicable Laws will remain obligated to pay to the Company the International Offer Price for such International Offer Shares as if such International Underwriter were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

(b)        The Company and the International Underwriters agree as follows:

(A)	that under the direction of the Joint Global Coordinators:

(i)	if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 15 times or more but less than 50 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 30% of the total number of Offer Shares (excluding the Option Shares);

(ii)	if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 50 times or more but less than 100 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 40% of the total number of Offer Shares (excluding the Option Shares);

(iii)	if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 100 times or more the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 50% of the total number of Offer Shares (excluding the Option Shares); and

(iv)	subject to clauses (A)(i) through (iii) above, the Joint Global Coordinators, in consultation with the Company, may (but shall not be obliged to) reallocate all or any of the Firm Shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering, and, in each of the cases of reallocation of Firm Shares to the Hong Kong Public Offering described in clauses (A)(i) through (iv) above (such reallocated Firm Shares being referred to herein as the “Reallocated Shares”), the number of Firm Shares available under the International Offering will be correspondingly reduced in such manner as the Joint Global Coordinators deem appropriate, and the Reallocated Shares will be delivered to investors in the Hong Kong Public Offering specified by the Joint Global Coordinators in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering, provided that the International Underwriters shall be entitled to receive an amount equal to the underwriting commission on the Reallocated Shares (which underwriting commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per Reallocated Share as per International Offer Share) out of the amounts payable to the Company hereunder and, for the avoidance of doubt and without prejudice to the payment by the Company of the discretionary incentive fee referred to in subsection (c) of this Section 1, no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Reallocated Shares; provided, further, that the International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares; and

(B)

that the Joint Global Coordinators, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or some of the unsold Hong Kong Offer Shares in the event of a Hong Kong Public Offering Under-Subscription (as defined in the Hong Kong Underwriting Agreement) (the “Unsold Shares”) to the International Offering to one or more of the International Underwriters in such amounts as the Joint Global Coordinators and each such International Underwriter may agree, whereupon such International Underwriter shall become obligated to purchase, at the International Offer Price, the number of Unsold Shares that are reallocated to such International Underwriter; provided that such International Underwriter shall be entitled to receive an amount equal to the underwriting commission on the number of Unsold Shares reallocated to it (which underwriting commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per such reallocated Unsold Share as per International Offer Share) out of the amounts payable to the Company hereunder and, for the avoidance of doubt and without prejudice to the payment by the Company of the discretionary incentive fee referred to in subsection (c) of this Section 1, no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

In consideration of the agreement for the International Underwriters to purchase or procure purchasers for the International Offer Shares, the Company agrees to pay to the Joint Representatitves (on behalf of the Underwriters) a gross commission of [●]% of the aggregate International Offer Price and 1.25% of the aggregate Hong Kong Offer Price, as applicable (the “Underwriting Commission”). The Joint Representatitves shall allocate the Underwriting Commission among all Underwriters in accordance with the proportions as the percentage of Shares set forth opposite the name of the relevant Underwriter in Schedule I-A hereto.

(c)	In connection with the Global Offering, Goldman Sachs (Asia) L.L.C., to the exclusion of all others, is expected to act as stabilizing manager (the “Stabilizing Manager”) and may (but shall not be obliged to, and not as agent of the Company), to the extent permitted by applicable Laws, make purchases, over-allocate or effect transactions in the market or otherwise take such stabilizing action(s) (whether in Hong Kong or elsewhere) with a view to supporting the market price of the Shares at a level higher than that which might otherwise prevail for a limited period after the Listing Date. The Stabilizing Manager may, in its sole and absolute discretion, appoint any person to be its agent for the purposes of taking any stabilization actions pursuant to this subsection (c). Any such agent shall have the rights and authorities conferred upon the Stabilizing Manager pursuant to this subsection (c). Any stabilization action taken by the Stabilizing Manager or any person acting for it as stabilizing manager shall be conducted in compliance with the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance and all other applicable Laws and may be discontinued at any time. Each of the International Underwriters (other than the Stabilizing Manager or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party (including the Joint Global Coordinators) to this Agreement that it will not take or cause or authorize any person to take, and shall cause its Affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company.

All liabilities, expenses and losses arising from stabilization activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be for the respective accounts of the

International Underwriters in the same proportions, as nearly as may be practicable, as the respective International Offering underwriting commitments of the International Underwriters, and may be deducted from the commissions payable to the International Underwriters. [All profits or gains arising from stabilizing activities and transactions effected by the Stabilizing Manager or any person acting for it as stabilizing manager shall be for the respective accounts of the Joint Global Coordinators in accordance with the proportions which their respective International Offering underwriting commitments bear to the total International Offering underwriting commitments of the Joint Global Coordinators].

2.             Payment and Delivery.

(a)	The deliveries and payments as described in subsection (b) of this Section 2 shall be made (A) with respect to the Firm Shares, at or around [●] [a.m./p.m.], Hong Kong time on [●], 2021 or such other time and date as the Joint Global Coordinators and the Company may agree upon in writing, and (B) with respect to Option Shares as to which the Over-allotment Option has been exercised, at or around [●] [a.m./p.m.], Hong Kong time on the date specified by the Joint Global Coordinators in the written notice given by the Joint Global Coordinators of their exercise on behalf of the International Underwriters of the Over-allotment Option to procure purchasers for or themselves purchase such Option Shares or such other time and date as the Joint Global Coordinators and the Company may agree upon in writing. Such time and date for delivery of, and payment for the Firm Shares is herein referred to as the “First Time of Delivery”; such time and date for delivery of, and payment for, Option Shares, if not the First Time of Delivery, is herein referred to as an “Additional Time of Delivery”; each such time and date for delivery and payment is herein called a “Time of Delivery.”

(b)      The International Offer Shares to be purchased by the Subsequent Purchasers or each International Underwriter hereunder (including any Unsold Shares reallocated to the International Offering to such International Underwriter pursuant to Section 1 hereof) shall be delivered by or on behalf of the Company to the Joint Global Coordinators, in definitive form, and in such authorized denominations and registered in such names as the Joint Global Coordinators may on behalf of such International Underwriter request by at least two (2) business days’ notice to the Company prior to each Time of Delivery, for dispatch or release to the purchasers of such International Offer Shares or, as the case may be, through the facilities of Hong Kong Securities Clearing Company Limited (“HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”), as designated in each case by the Joint Global Coordinators on behalf of such International Underwriter, against payment by or on behalf of such International Underwriter of the aggregate International Offer Price therefor by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts specified by the Company by at least two business days’ notice prior to each Time of Delivery, the payment of which shall fully discharge any payment obligations of such International Underwriter and the Joint Global Coordinators to the Company in respect of the purchase of the International Offer Shares by such International Underwriter hereunder. The Company will cause the form of certificates representing the International Offer Shares to be made available for checking with respect thereto at the office of Computershare Hong Kong Investor Services Limited at least one business day prior to each Time of Delivery.

(c)	It is understood and agreed by the parties hereto that no delivery of International Offer Shares to be issued and purchased hereunder at a Time of Delivery shall be effective unless and until payment therefor has been made pursuant hereto.

(d)      At each Time of Delivery, (A) the Joint Global Coordinators shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Time of Delivery (i) the underwriting commission payable to the International Underwriters and the incentive fee payable to the International Underwriters pursuant to Section 1 hereof, (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the International Offer Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), which the Joint Global Coordinators will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, and (iii) the amounts payable by the Company pursuant to Section 5 hereof, provided that the Joint Global Coordinators shall provide evidence and detailed invoice for their respective out-of-pocket expenses to the Company at least three business days before the Listing Date, and (B) the Joint Global Coordinators shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the International Offer Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. [To the extent that the amounts deducted at any Time of Delivery from the amounts payable to the Company hereunder are insufficient to cover the amounts payable to the Joint Representatives (on behalf of the Underwriters) hereunder or otherwise payable by the Company hereunder, the Company shall pay, or cause to be paid, in full the shortfall at such Time of Delivery or as soon as reasonably practicable upon demand by the Joint Representatives for themselves or on behalf of the International Underwriters (as applicable) or by the relevant party to which the amount is payable by the Company.] [The Company hereby acknowledges and agrees that the International Underwriters will be entitled to retain for their account the aggregate amount of the Brokerage payable by purchasers of the International Offer Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof) with an advanced notice and written confirmation of the Company, which shall be allocated by the Joint Representatives among the International Underwriters as separately agreed between the Joint Representatives and the International Underwriters.]

(e)      At each Time of Delivery or as soon as reasonably practicable upon demand after such Time of Delivery, to the extent that any amounts payable by the Company to the International Underwriters or the Joint Global Coordinators, as applicable hereunder or otherwise payable by the Company hereunder are not or will not be deducted at such Time of Delivery from the amounts payable to the Company hereunder, the Company shall pay, or cause to be paid, in full such amounts to the Joint Global Coordinators for themselves or on behalf of the International Underwriters (as applicable) or to the relevant party to which the amount is payable by the Company.

(f)      The deliveries of the documents described in Section 6 hereof shall be made (A) with respect to the Firm Shares, at or prior to the First Time of Delivery, and (B) with respect to Option Shares as to which the Over-allotment Option has been exercised, at the Additional Time of Delivery of such Option Shares, in each case at the offices of Kirkland & Ellis, 26th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong (the “Closing Location”). A meeting will be held at the Closing Location at [●] [a.m./p.m.], Hong Kong time, on the business day immediately preceding the relevant Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto and their respective counsel.

3.             Representations and Warranties of the Company. The Company represents and warrants to, and agree with, each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters as set forth in Schedule II hereto.

The Company represents and agrees that, without the prior consent of the Joint Global Coordinators, it has not made and will not make any offer relating to the Offer Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; and each International Underwriter represents and agrees that, without the prior consent of the Company and the Joint Global Coordinators, it has not made and will not make any offer relating to the Offer Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Joint Global Coordinators is listed on Schedule II hereto.

The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic roadshow.

The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Disclosure Package, or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Joint Global Coordinators and, if requested by the Joint Global Coordinators, will prepare and furnish without charge to each International Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission.

The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Joint Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Securities Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Joint Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications.

In addition, any certificate signed by any officer or director of the Company or of any of the other members of the Group and delivered to the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the International Underwriters or any counsel for the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the International Underwriters in connection with the International Offering shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Joint Sponsors, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and International Underwriters.

4.             Certain Covenants of the Company. The Company agrees with each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters:

(a)	to take such action as may be required by the Joint Global Coordinators and the Joint Sponsors to qualify the Offer Shares for offering and sale under the securities Laws of such jurisdictions as the Joint Global Coordinators or the Joint Sponsors may designate and comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process in any jurisdiction (except service of process with respect to the offering and sale of the Offer Shares); and to promptly advise the Joint Global Coordinators and the Joint Sponsors of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)	to (A) promptly prepare each of the Pricing Disclosure Package and Prospectus in a form approved by the Joint Global Coordinators and the Joint Sponsors and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, (B) advise the Joint Global Coordinators and the Joint Sponsors, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Joint Global Coordinators and the Joint Sponsors with copies thereof, (C) file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, and (D) make no further amendment or supplement to to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Joint Global Coordinators and the Joint Sponsors promptly after reasonable notice thereof;

(c)	to furnish or make available without charge to the Joint Global Coordinators and the International Underwriters, prior to [●] [a.m./p.m.], [Hong Kong/New York City] time, on the business day next succeeding the date hereof and thereafter from time to time, written and electronic copies of the Pricing Disclosure Package and the Prospectus (and of each amendment or supplement thereto if the Company shall have made any such amendment or supplement) in such quantities and in such jurisdictions as the Joint Global Coordinators or the International Underwriters may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offer Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare and furnish without charge to each International Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Offer Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such International Underwriter, to prepare and deliver to such Internaitonal Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(d)     procuring, subject to any waiver granted by the SEHK, that no connected person (as defined in the Listing Rules) of the Company will itself (or through a company controlled by it), apply to purchase International Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules, and if the Company shall become aware of any application or indication of interest for International Offer Shares by any connected person, controlled company or nominee, it shall forthwith notify the Joint Sponsors and the Joint Global Coordinators (on behalf of the International Underwriters);

(e)    to advise the Joint Global Coordinators and the Joint Sponsors promptly if at any time prior to the later of the Option Expiration Date (as defined below) and the date on which the Joint Global Coordinators notify the Company that the distribution of the International Offer Shares is complete:

(A)	any event shall occur or any circumstance shall exist which renders or could render untrue, inaccurate or misleading in any respect any of the representations and warranties and other statements of the Company herein; any event shall occur or any circumstance shall exist which give rise or could give rise to a claim under any of the indemnities (to the extent applicable) as contained in, or given pursuant to, this Agreement; or

(B)	any event shall occur or any circumstance shall exist which requires or could require the making of any change to the Registration Statement, the Pricing Disclosure Package, or the Prospectus so that the Registration Statement, the Pricing Disclosure Package, or the Prospectus, or any individual Supplemental Offering Material (as used herein, “Supplemental Offering Material” means any written communication (within the meaning of the Securities Act) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the International Offer Shares, including, without limitation, all information, materials and documents issued, given or presented in any of the investor presentations and/or roadshow presentations conducted by or on behalf of the Company in connection with the Global Offering that constitute such written communication and any Testing-the-Waters Communication) when considered together with the Registration Statement, the Pricing Disclosure Package, or the Prospectus, would not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Registration Statement, the Pricing Disclosure Package, or the Prospectus was delivered, not misleading; or

(C)	it shall become necessary or desirable for any other reason to amend or supplement the Registration Statement, the Pricing Disclosure Package, or the Prospectus,

and in each of the cases described in clauses (A) through (C) above, the Company shall promptly prepare, announce, issue, publish, distribute or otherwise make available, at the Company’s expense, amendments or supplements to the Registration Statement, the Pricing Disclosure Package, or the Prospectus as the Joint Global Coordinators and the Joint Sponsors may require; provided, however, that any amendment or supplement to the Registration Statement, the Pricing Disclosure Package, or the Prospectus (whether made pursuant to this subsection (e) or otherwise) or any announcement, issue, publication or distribution, or delivery to investors, of such amendment or supplement or any approval by or knowledge of the Joint Global Coordinators and/or the Joint Sponsors of such amendment or supplement shall not in any event and notwithstanding any other provision hereof constitute a waiver or modification of any of the conditions precedent to the obligations of the International Underwriters as set forth in this Agreement or constitute a waiver or modification, or result in the loss, of any rights hereunder of the Joint Global Coordinators or the International Underwriters, as the case may be, to terminate this Agreement and/or seek indemnification or otherwise prejudice any other rights of the Joint Global Coordinators or the Joint Sponsors or the International Underwriters, as the case may be, under this Agreement (in each case whether by reason of any misstatement or omission resulting in a prior breach of any of the representations and warranties and other statements of the Company herein or otherwise) (as used herein, “Option Expiration Date” means the date falling thirty (30) calendar days after the last day for the lodging of applications under the Hong Kong Public Offering, being the last day of the period during which the Over-allotment Option can be exercised pursuant hereto);

(f)	to advise the Joint Global Coordinators promptly, confirming such advice in writing, of any request by any Authority in Hong Kong, the Cayman Islands or the United States or any other applicable jurisdiction for amendments or supplements to the Registration Statement, the Pricing Disclosure Package, or the Prospectus or for additional information with respect thereto, or of any notice of institution of proceedings for, or the entry of a stop or other order, suspending the qualification or exemption from qualification of any of the International Offer Shares for offering or sale in any jurisdiction, and if at any time any Authority in Hong Kong, the Cayman Islands or the United States or any other applicable jurisdiction shall issue such stop or other order, to use its best efforts to obtain the withdrawal or lifting of such order as soon as possible;

(g)	To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Group (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(h)	To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Group certified by independent public accountants);

During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Joint Global Coordinators copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Joint Global Coordinators as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the

Company as you may from time to time reasonably request; provided that it is not required to furnish such reports, communications (financial or other) or financial statements to the extent they are publicly available on the website of the Company or the Commission;

(i)	to comply with The Rules Governing the Listing of Securities on the SEHK (as amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (collectively, the “Listing Rules”) and/or any other applicable Law, including to disclose by way of announcement or otherwise and disseminate to the public, under certain circumstances, information affecting any estimated financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any information required by the SEHK, the Listing Rules and/or any other applicable Law or Authority to be disclosed and disseminated to the public by the Company; provided, however, that no such disclosure shall be made by the Company without first having been submitted to the Joint Global Coordinators and the Joint Sponsors for their review not less than one business day prior to such issuance;

(j)	maintain accounting and management systems that are relevant (i) to the obligations of the Company and its directors to comply with the Listing Rules and other legal regulatory requirements, in particular the financial reporting, disclosure of price sensitive information and notifiable and connected transaction requirements; and (ii) to make a proper assessment of the financial position and prospects of the Company and the other members of the Group, both before and after listing on the SEHK;

(k)     prior to each Time of Delivery, to, and to cause the other members of the Group and all other parties acting on its or their behalf to, issue no press announcement, press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any other member of the Group, the financial condition results of operations, business, properties, assets or liabilities of the Company or any other member of the Group, or the offering of the Offer Shares, without the prior approval of the Joint Global Coordinators and the Joint Sponsors;

(l)     to furnish to its shareholders (A) as soon as practicable after the end of each financial year an annual report (containing the consolidated balance sheet and consolidated statements of income, changes in shareholders’ equity and cash flows of the Group) audited by independent public accountants and prepared in conformity with and under U.S. generally accepted accounting principles (“GAAP”) and (B) as soon as practicable after the end of the first six-month period of each financial year (beginning with the first such period ending after the date of the Prospectus), the consolidated balance sheet and consolidated statements of income, changes in shareholders’ equity and cash flows of the Group for such period prepared in conformity with and under GAAP;

(m)	for so long as the Shares are outstanding, to file with the SEHK, the SFC, the Commission and any other relevant Authority in Hong Kong and other relevant jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed because the Shares are outstanding;

(n)	at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder or not in compliance with the information furnishing requirements of Rule 12g3-2(b) thereunder, for the benefit of holders from time to time of Shares, to furnish at its expense, upon request, to holders of Shares and prospective purchasers of securities information satisfying the requirements of subsection (d)(4)(i) of Rule 144A of the Securities Act;

(o)	prior to the expiration of one year after the latest Time of Delivery, not to, and not to permit any of its Affiliates to, resell any of the Shares which constitute “restricted securities” under Rule 144 of the Securities Act that have been reacquired by any of them;

(p)	not to be or become, at any time prior to the expiration of one year after the latest Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act;

(q)	to apply the net proceeds from the sale of the Offer Shares in the manner set forth in the section of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any governmental body, agency or court having jurisdiction over the Group and to file such reports with the Commission with respect to the sale of the Offer Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act;

(r)	not to, and to cause any of the other members of the Group or any of its or their respective directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, use, directly or indirectly, the proceeds from the sale of the Offer Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or

(iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(s)	not to, and to cause any member of the Group and/or any of its directors, officers, employees, Affiliates and/or agents, not to (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company or any member of the Group that is not, or is not reasonably expected to be, included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package and the Prospectus or publicly available, to any research analyst at any time up to and including the fortieth (40th) day immediately following the date on which the Hong Kong Offer Price is determined in accordance with the terms of the Hong Kong Underwriting Agreement;

(t)	except for the issue, offer or sale of the Offer Shares by the Company pursuant to the Global Offering (including pursuant to the Over-Allotment Option), the issue of any Class A Ordinary Shares pursuant to the Share Incentive Plans, the conversion of the 2028 Notes and the conversion of the Class B Ordinary Shares as disclosed in the Hong Kong Prospectus, any capitalization issue, capital reduction or consolidation or sub-division of Shares and the issue of Class A Oridinary Shares pursuant to the conversion of any convertible notes that may be issued by the Company (provided that necessary waivers and/or approvals have been granted by the SEHK and/or the SFC) during the period commencing on the date of this Agreement and ending on, and including, the date that is six months after the Listing Date (the “First Six-Month Period”), the Company hereby undertakes to each of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors not to, and to procure each other member of the Group not to, without the prior written consent of the Joint Global Coordinators (for themselves and on behalf of International Underwriters) and unless in compliance with the requirements of the Listing Rules or pursuant to the exceptions set out in Rule 10.08 of the Listing Rules:

A.	offer, allot, issue, sell, accept subscription for, contract to allot, issue or sell, offer or agree to allot, issue or sell, assign, mortgage, charge, pledge, hypothecate, hedge, lend, grant or sell any option, warrant, right or contract to purchase or to purchase any option, warrant, right or contract to sell, grant or agree to grant any option, right or warrant to purchase or subscribe for, or otherwise transfer or dispose of or create an Encumbrance over, or agree to transfer or dispose of or create an Encumbrance over, either directly or indirectly, conditionally or unconditionally, any legal or beneficial interest in any Shares or other securities of the Company, or any interests in any of the foregoing (including, but not limited to, any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, or any warrants or other rights to purchase, any Shares), or deposit any Shares or other securities of the Company with a depositary in connection with the issue of depositary receipts; or

B.	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of subscription or ownership (legal or beneficial) of any Shares or other securities of the Company or any interest therein (including, without limitation, any securities of which are convertible into or exchangeable or exercisable for, or represent the right to receive, or any warrants or other rights to purchase, any Shares); or

C.	enter into any transaction with the same economic effect as any transaction specified in paragraphs (A) and (B) above; or

D.	offer to or contract to or agree to, or publicly announce any intention to enter into any transaction described in paragraphs (A), (B) or (C) above,

in each case, whether any of the transactions specified in paragraphs (A), (B) or (C) above is to be settled by delivery of Shares or other securities of the Company, in cash or otherwise (whether or not the issue of such Shares or other securities will be completed within the First Six-month Period).

(u)	not to, and to cause its Affiliates or any person acting on its or their behalf (other than the International Underwriters and their respective Affiliates) not to, distribute prior to the Time of Delivery any offering material in connection with the offer and sale of the International Offer Shares other than the Registration Statement, the Pricing Disclosure Package and the Prospectus and any Supplemental Offering Material approved by the Joint Global Coordinators;

(v)	until the Joint Global Coordinators have notified the Company of the completion of the distribution of the International Offer Shares, not to, and to cause any of the other members of the Group or any of its or their respective directors, officers, employees, Affiliates, agents or any persons acting on its behalf or on behalf of any of foregoing persons not to, either alone or with one or more other persons, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares, provided, however, that nothing in clauses (A) and (B) above will prevent the Stabilizing Manager from engaging in transactions to stabilize the market price of the Offer Shares to the extent permitted by the Laws;

(w)	not to, and to cause any of the other members of the Group or any of its or their respective directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise; for the avoidance of doubt, the Stabilizing Manager may engage in transactions which stabilize the market price of the Offer Shares to the extent permitted by the Laws;

(x)	prior to the completion of the Global Offering as notified by the Joint Global Coordinators, without prior approval by the Joint Global Coordinators, not to, or not to procure or permit any of the other members of the Group to, (A) enter into or assume or otherwise agree to be bound by any contract or agreement, (B) incur, assume or acquire or otherwise agree to become subject to any liability, (C) acquire or dispose of or agree to acquire or dispose of any business or asset, which in each case would, or could reasonably be expected to, materially and adversely affect the Global Offering or result in a Material Adverse Effect (as defined in Schedule II);

(y)	upon reasonable request of any International Underwriter in writing, to furnish, or cause to be furnished, to such International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the online offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall terminate upon completion of the distribution of the Offer Shares; in addition, each of the International

Underwriters is permitted to use the License for the purposes of identifying the Company in such International Underwriter’s list of completed deals posted on its website or contained in other materials prepared by such International Underwriter;

(z)	to have the Shares approved for listing on the SEHK by the First Time of Delivery and to use its best efforts maintain such listing on the Stock Exchange for at least one year after the First Time of Delivery, except following a withdrawal of such listing which has been approved by the shareholders of the Company in accordance with the Listing Rules and the applicable Laws;

(aa)	to do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein;

(bb)	to file with the Commission such information on Form 6-K or Form 20-F as may be required by Rule 463 under the Securities Act;

(cc)	to conduct, and to cause the other members of the Group to conduct, its business in compliance with, all applicable anti-bribery laws and all applicable anti-money laundering laws and to continue to maintain policies and procedures designed to promote and achieve compliance with such foregoing laws, and not to engage in any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of sanctions under any sanctions Laws and regulations;

(dd)	not to, and to cause its the other members of the Group and the directors, officers, supervisors, managers, employees, affiliates of the Company and the other members of the Group and any person acting on behalf of the Company or the other members of the Group or on behalf of any of the foregoing persons not to, use, directly or indirectly, any proceeds from the sale of the Offer Shares (A) to fund, directly or indirectly, activities or business with, or for the benefit of, any government, individual or entity that is the subject of any OFAC-administered sanctions or any other sanctions under the sanctions Laws and regulations, or (B) in a manner that would result in a violation by any person or entity (including, any person or entity participating in the Global Offering, whether as underwriter, advisor, investor or otherwise) of any of the sanctions Laws and regulations. The Company and the other members of the Group will not engage in any dealings or transactions with any person or entity, or in any country or territory, that at the time of the dealing of transaction is the subject of any OFAC administered sanctions or any other sanctions under the sanctions Laws and regulations;

(ee)	to indemnify and hold each of the Joint Sponsors, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and the International Underwriters and their respective Affiliates harmless against any documentary, stamp or similar issuance or transfer Taxes and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus and the execution and delivery of this Agreement, and, in particular, to indemnify and hold each of the Joint Sponsors, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and the International Underwriters and their respective Affiliates harmless against the Trading Fee and Transaction Levy, if any, which may be required to be paid in connection with the offer and sale of the Offer Shares and the listing of the Shares on the SEHK (except where such International Underwriters purchase Offer Shares for their investment accounts). All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, and except for any net income, capital gains or franchise taxes imposed on the the Joint Sponsors, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and the International Underwriters by a taxing jurisdiction as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between each of the Joint Sponsors, Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and the International Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; and

(ff)	to ensure that any issues identified and as disclosed in any internal control report prepared by the Internal Control Consultant have been, are being or will promptly be rectified or improved to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and its board of directors with all applicable Laws and, without prejudice to the generality of the foregoing, to such standard or level recommended or suggested by the Internal Control Consultant in its internal control report.

5.         Covenant of the Company to Pay Costs. The Company covenants and agrees with each of the Joint Sponsors, the Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers and the International Underwriters to pay or cause to be paid all costs, expenses, fees and charges and any documentary issuance, transfer, registration, value added or similar Taxes in connection with or incidental to the Global Offering, the listing of the Class A Ordinary Shares on the Main Board of the SEHK and this Agreement and the transactions contemplated thereby or hereby, including, without limitation, the following (where relevant, in such amounts and subject to such terms as agreed with such parties in their respective engagement letters, services agreements or contracts):

(a)	any remaining sponsors’ fees payable to the Joint Sponsors in accordance with the sponsors engagement letter between the Joint Sponsors and the Company dated February 8, 2021;

(b)	fees and expenses of PricewaterhouseCoopers, the “Reporting Accountants”;

(c)	fees and expenses of the Hong Kong Registrar and the White Form eIPO Service Provider;

(d)	fees and expenses of all legal advisers to the Company (including the Company’s IP counsel) and the fees and expenses of all legal advisers to the Underwriters in accordance with the relevant engagement letters entered into between the Company and such legal advisers to the Underwriters;

(e)	fees and expenses of PricewaterhouseCoopers, the “Internal Control Consultant”;

(f)	fees and expenses of China Insights Industry Consultancy Limited, the “Industry Consultant”;

(g)	fees and expenses of any public relations consultants engaged by the Company;

(h)	fees and expenses of any translators engaged by the Company;

(i)	fees and expenses of the Receiving Bank and the Nominee;

(j)	fees and expenses of the financial printer;

(k)	fees and expenses of other agents and advisers appointed by the Company relating to the Global Offering;

(l)	fees and expenses related to the application for listing of the Class A Ordinary Shares on the SEHK, the registration of any documents with any relevant Authority and the qualification of the such Shares in any jurisdiction;

(m)	all costs and expenses related to conducting roadshow and pre-marketing activities, including without limitation, expenses associated with the production of roadshow slides and graphics, fees and expenses of any consultants engaged in connection with the roadshow presentations, travel, lodging and other expenses incurred by the Company;

(n)	all printing and advertising costs in relation to the Global Offering as incurred and approved by the Company;

(o)	all costs of dispatch and distribution of the Offering Documents in all relevant jurisdictions, and all amendments and supplements thereto;

(p)	all costs of the printing, dispatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

(q)	the Trading Fee and the Transaction Levy payable by the Company, and all capital duty (if any), premium duty (if any) and any other fees, charges and, expenses, Taxes and levies payable, in respect of the creation, allotment, issue, sale and delivery of the Offer Shares, and/or the execution, delivery and performance of this Agreement;

(r)	all fees and expenses of conducting company searches, litigation and legal proceeding searches, bankruptcy and insolvency searches and directorship searches in connection with the Global Offering;

(s)	all costs and expenses related to the press conferences of the Company in relation to the Global Offering, as incurred and approved by the Company; and

(t)	all CCASS transaction fees payable in connection with the Global Offering.

It is understood that the fees and expenses set forth above shall be reasonable and documented. If this Agreement shall be terminated or shall not become unconditional or, for any other reason, the Global Offering is not completed, the Company shall not be liable to pay any underwriting commission and incentive fee under Section 1(c), but the Company shall pay or reimburse or cause to be paid or reimbursed all reasonable costs, expenses, fees, charges and Taxation referred to in this Section 5 which have been incurred or are liable to be paid to the Joint Global Coordinators and/or the International Underwriters up to a maximum aggregate amount of US$[●] and all other reasonable costs, expenses, fees, charges and Taxation payable by the Company pursuant to this Section 5, promptly upon written demand by the Joint Global Coordinators and/or the International Underwriters or the relevant party which incurred the costs, expenses, fees, charges and Taxation, as the case may be.

6.        Conditions of the International Underwriters’ Obligations. The several obligations of the International Underwriters hereunder are subject to (i) all the respective representations and warranties and other statements herein on the part of the Company being true and accurate at and as of the Time of Sale, the date of the Prospectus, the date of any amendment or supplement to the Registration Statement, the Pricing Disclosure Package and the Prospectus subsequent to the Time of Sale, the First Time of Delivery and, if applicable, each Additional Time of Delivery, (ii) the performance by the Company of all its obligations and undertakings hereunder and (iii) to the following additional conditions precedent; provided, however, that the Joint Global Coordinators may, in their sole and absolute discretion, waive or modify (with or without condition(s) attached) any condition precedent set forth in this Section 6:

(a)	The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 4(A)(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC and no notice of objection by the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Joint Global Coordinators and the Joint Sponsors;

(b)	the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Global Coordinators and the Joint Sponsors a certificate of its Chief Executive Officer, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in the form set forth in Exhibit A hereto;

(c)	the Company shall, on the date of this Agreement, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Global Coordinators and the Joint Sponsors a

certificate of its Chief Financial Officer, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in the form set forth in Exhibit B hereto;

(d)	the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Global Coordinators and the Joint Sponsors a certificate of its company secretary, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Global Coordinators and the Joint Sponsors, and in the form set forth in Exhibit C hereto;

(e)	Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company as to U.S. Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a corporate opinion and a tax opinion addressed to the Company, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(f)	Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company as to U.S. Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a Rule 10b-5 disclosure letter addressed to the Company, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(g)	Skadden, Arps, Slate, Meagher & Flom, counsel for the Company as to Hong Kong Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the

Underwriters, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(h)	Han Kun Law Offices, counsel for the Company as to PRC Laws, shall have furnished to the Company at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters, and expressly authorizing disclosure of such opinion to the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters, and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(i)	Maples and Calder (Hong Kong) LLP, counsel for the Company as to Cayman Islands Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(j)	Kirkland & Ellis, counsel for the International Underwriters as to U.S. Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(k)	Kirkland & Ellis, counsel for the International Underwriters as to U.S. Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a Rule 10b-5 disclosure letter addressed to the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(l)	Kirkland & Ellis, counsel for the International Underwriters as to Hong Kong Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(m)	King & Wood Mallesons, counsel for the International Underwriters as to PRC Laws, shall have furnished to the Joint Global Coordinators and the Joint Sponsors at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters, and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors;

(n)	the Joint Global Coordinators and the Joint Sponsors shall have received from the Reporting Accountants letters dated, respectively, the date of this Agreement, the First Time of Delivery and, if applicable, each Additional Time of Delivery, and addressed to the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters (with executed originals for each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Underwriters), and in form and substance satisfactory to the Joint Global Coordinators and the Joint Sponsors, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(o)	The Lender shall have entered into the Stock Borrowing Agreement as of the date hereof, and the Borrower shall have received executed copies thereof;

(p)	the Company shall have furnished to the Joint Global Coordinators and the Joint Sponsors such other documents and certificates as to the accuracy and completeness of any statement in each of the Registration Statement, the Pricing Disclosure Package, the Prospectus at and as of the First Time of Delivery and, if applicable, each Additional Time of Delivery, as the Joint Global Coordinators and the Joint Sponsors may reasonably request in writing;

(q)	no amendment or supplement to the Registration Statement, the Pricing Disclosure Package, the Prospectus shall have been announced, issued, published or delivered to investors without prior approval by the Joint Global Coordinators;

(r)	prior to and at the First Time of Delivery and, if applicable, each Additional Time of Delivery, none of the Registration Statement, the Pricing Disclosure Package, the Prospectus shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(s)	none of the directors of the Company has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him or her to the Company and the Joint Sponsors, and such authority and confirmations remain in full force and effect;

(t)	none of the Joint Sponsors, the Reporting Accountants, Han Kun Law Offices, Maples and Calder (Hong Kong) LLP and the Industry Consultant has withdrawn its consent to the issue of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus with the inclusion of its reports, letters, summaries of valuations and legal opinions (as the case may be) and references to its name included in the form and context in which it appears in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(u)	the Company shall have obtained approval from the SEHK granting the listing of, and permission to deal in, the Shares on the SEHK, and such approval shall not have been revoked;

(v)	the Hong Kong Underwriting Agreement shall have been executed by the parties thereto, become unconditional (except with respect to the unconditionally of this Agreement) and not have been terminated or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder;

(w)	(i) neither the Company nor any other member of the Group shall have sustained since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus there shall not have been any change in the issued shares or long-term debt of the Company or any other member of the Group or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the other members of the Group, taken as a whole, except as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Offer Shares, or to consummate the transactions contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(x)	On or after the Time of Sale there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market; (iii) a general moratorium on commercial banking activities declared by either United States, New York State or the PRC authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the PRC or the declaration by the United States or the PRC of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the PRC or the Cayman Islands or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(y)	subsequent to the respective dates of which information is given in the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Company shall not have purchased any of its issued capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock of any class, nor transferred or distributed any cash or other assets to any third party or Affiliate.

7.         Effective Date of Agreement; Termination.

(a)	This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)	This Agreement shall terminate without further act or deed if any of the conditions precedent to the obligations of the International Underwriters hereunder, as set forth in Section 6 hereof, shall not have been satisfied when and as required by this Agreement to be satisfied (unless otherwise waived or modified by the Joint Global Coordinators).

(c)	In addition, the Joint Global Coordinators (for themselves and on behalf of the International Underwriters) shall be entitled by notice to the Company to terminate this Agreement with immediate effect if at any time prior to 8:00 a.m. on the Time of Delivery:

(A)	there shall develop, occur, exist or come into effect:

(i)	any event, or series of events, in the nature of force majeure (including, without limitation, any acts of government, declaration of a national, regional or international emergency or war, calamity, crisis, epidemic, pandemic, large-scale outbreaks, escalation, or aggravation of diseases (including, without limitation, COVID-19, SARS, swine or avian flu, H5N1, H1N1, H7N9 and such related/mutated forms), economic sanctions, strikes, labour disputes, lock-outs, fire, explosion, flooding, earthquake, civil commotion, riots, public disorder, acts of war, outbreak or escalation of hostilities (whether or not war is declared), acts of God or acts of terrorism (whether or not responsibility has been claimed)) in or affecting Hong Kong, the PRC, the Cayman Islands, the United States, the United Kingdom or the European Union (or any member thereof) (collectively, the “Relevant Jurisdictions”).

(ii)	any change or development involving a prospective change, or any event or circumstances or series of events likely to result in any change or development involving a prospective change, in any local, national, regional or international financial, economic, political, military, industrial, legal, fiscal, regulatory, currency, credit or market matters or conditions, equity securities or exchange control or any monetary or trading settlement system or other financial markets (including, without limitation, conditions in the stock and bond markets, money and foreign exchange markets, the interbank markets and credit markets), in or affecting any of the Relevant Jurisdictions;

(iii)	any moratorium, suspension or restriction (including, without limitation, any imposition of or requirement for any minimum or maximum price limit or price range) in or on trading in securities generally on SEHK, the New York Stock Exchange, the Nasdaq Global Select Market, the Shanghai Stock Exchange, or the Shenzhen Stock Exchange;

(iv)	a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market;

(v)	any general moratorium on commercial banking activities in or affecting any of the Relevant Jurisdictions (declared by the relevant authorities) or any disruption in commercial banking or foreign exchange trading or securities settlement or clearance services, procedures or matters in or affecting any of the Relevant Jurisdictions;

(vi)	any new law or regulation or any change or development involving a prospective change in existing laws or regulations, or any event or circumstance or series of events likely to result in any change or development involving a prospective change in the interpretation or application thereof by any court or any governmental or regulatory authority in or affecting any of the Relevant Jurisdictions;

(vii)	any change or development involving a prospective change or amendment in or affecting taxation or foreign exchange control, currency exchange rates or foreign investment regulations (including, without limitation, a material devaluation of the Hong Kong dollar, United States dollar or RMB against any foreign currency, a change in the system under which the value of the Hong Kong dollar is linked to that of the United States dollar or RMB is linked to any foreign currency or currencies), or the implementation of any exchange control, in any of the Relevant Jurisdictions or adversely affecting an investment in the Offer Shares;

(viii)	other than with the prior written consent of the Joint Sponsors and the Joint Global Coordinator, the issue or requirement to issue by the Company of a supplement or amendment to the Hong Kong Prospectus, the Green Application Forms or other documents in connection with the offer and sale of the Offer Shares pursuant to the Companies (Winding Up and Miscellaneous Provisions) Ordinance or the Listing Rules or upon any requirement or request of SEHK and/or the SFC;

(ix)	any litigation, dispute, legal action or claim being threatened or instigated against any member the Group or any Directors;

(x)	the Company withdraws the Hong Kong Prospectus (and/or any other documents issued or used in connection with the Global Offering) or the Global Offering;

(xi)	the chairman, chief executive officer or any executive Director vacating his or her office;

(xii)	any Director is being charged with an indictable offence or is prohibited by operation of Laws or otherwise disqualified from taking directorship of a company;

(xiii)	there is any order or petition for the winding-up or liquidation of any member of the Group or any composition or arrangement made by any member of the Group with its creditors or a scheme of arrangement entered into by any member of the Group or any resolution for the winding-up of any member of the Group or the appointment of a provisional liquidator, receiver or manager over all or part of the assets or undertaking of any member of the Group or anything analogous thereto occurring in respect of any member of the Group;

(xiv)	any contravention by the Company, any member of the Group or any Directors of any applicable laws and regulations including the Listing Rules; or

(xv)	any non-compliance of the Hong Kong Prospectus (or any other documents used in connection with the contemplated subscription and sale of the Offer Shares) or any aspect of the Global Offering with the Listing Rules or any other applicable laws and regulations, which, individually or in the aggregate, in the sole opinion of the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters), (1) has or will or is likely to have a Material Adverse Effect; (2) has or will or is likely to have a material adverse effect on the completion of the Global Offering; (3) makes or will make or is likely to make it inadvisable, impracticable or incapable for the Hong Kong Public Offering and/or the International Offering to proceed or to make the Global Offering or the delivery or distribution of the Offer Shares on the terms and in the manner contemplated by the Hong Kong Prospectus; or (4) has or will or is likely to have the effect of making any material part of this Agreement (including underwriting) incapable of performance in accordance with its terms or preventing the processing of applications and/or payments pursuant to the Global Offering or pursuant to the underwriting thereof; or

(B)	there has come to the notice of the Joint Global Coordinators that:

(i)	any statement contained in the Offering Documents, the Operative Documents, the Preliminary Prospectus, and/or any notices, announcements, advertisements, communications or other documents (including any announcement, circular, document or other communication pursuant to this Agreement) issued or used by or on behalf of the Company in connection with the Hong Kong Public Offering and the Global Offering (including any supplement or amendment thereto (the “Offer-Related Documents”) but excluding factual information solely relating to the Underwriters, it being understood that such information consists of only the Underwriters’ names, logos and addresses) was, when it was issued, or has become, untrue, incorrect, inaccurate, incomplete in any material respects or misleading or deceptive, or that any estimate, forecast, expression of opinion, intention or expectation contained in any of such documents is not fair and honest and based on reasonable grounds or reasonable assumptions;

(ii)	any matter has arisen or has been discovered which would, had it arisen or been discovered immediately before the date of the Hong Kong Prospectus, constitute a material omission from, or misstatement in, any of the Offer-Related Documents;

(iii)	there is a material breach of any of the obligations imposed upon the Company under this Agreement or the Hong Kong Underwriting Agreement, as applicable;

(iv)	there is a Material Adverse Effect;

(v)	there is a breach of, or any event or circumstances rendering untrue, incorrect, incomplete or misleading in any respect, any of the warranties given by the Company under this Agreement or the Hong Kong Underwriting Agreement, as applicable;

(vi)	the approval of the Listing Committee of the listing of, and permission to deal in, (i) the Class A Ordinary Shares in issue and to be issued pursuant to the Global Offering (including the additional Class A Ordinary Shares which may be issued pursuant to the exercise of the Over-allotment Option); (ii) the Class A Ordinary Shares to be issued pursuant to the Share Incentive Plans; (iii) the Class A Ordinary Shares to be issued pursuant to the conversion of the 2028 Notes; and (iv) the Class A Ordinary Shares that are issuable upon conversion of the Class B Ordinary Shares on a one to one basis on the Main Board of the SEHK is refused or not granted, other than subject to customary conditions, on or before the date of the Listing, or if granted, the approval is subsequently withdrawn, cancelled, qualified (other than by customary conditions), revoked or withheld; or

(x)	there is a prohibition on the Company for whatever reason from offering, allotting, issuing or selling any of the Offer Shares (including any additional Class A Ordinary Shares to be issued pursuant to the Over-allotment Option) pursuant to the terms of the Global Offering.

If the Joint Global Coordinators elect to terminate this Agreement as provided in this Section 7(c), the Company shall be notified promptly.

(d)	If, after the execution and delivery of this Agreement, the sale and delivery of the Offer Shares, as contemplated by this Agreement, is not carried out as a result of any termination of this Agreement pursuant hereto or because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except as provided in Sections 5 and 9 hereof) and the International Underwriters shall be under no obligation or liability to the Company (except as provided in Section 9 hereof) or to one another under this Agreement.

8.         Increase in International Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any International Underwriter shall default in its obligation to take up and pay for the International Offer Shares to be purchased by it hereunder (otherwise than for a failure of a condition precedent set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under subsection (c) of Section 7 hereof) and if the total number of International Offer Shares which such defaulting International Underwriter or International Underwriters shall have agreed but failed to take up and pay for does not exceed 10% of the total number of International Offer Shares which all International

Underwriters agreed to purchase hereunder, the non-defaulting International Underwriters (including International Underwriters substituted pursuant to the next following paragraph) shall take up and pay for (in addition to the aggregate number of International Offer Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting International Underwriters, as hereinafter provided. Such International Offer Shares shall be taken up and paid for by such non-defaulting International Underwriters in such amount or amounts as the Joint Global Coordinators may designate with the consent of each non-defaulting International Underwriter so designated or, in the event no such designation is made, such International Offer Shares shall be taken up and paid for by all non-defaulting International Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting International Underwriters in Schedule I-B hereto.

The Joint Global Coordinators may, in their sole and absolute discretion, or the Company may, without relieving any defaulting International Underwriter from its obligations, if within 24 hours after such default by any International Underwriter(s) the Joint Global Coordinators fail to select any International Underwriter(s) in substitution for the defaulting International Underwriter(s), select a party or parties as a new International Underwriter or International Underwriters in substitution for a defaulting International Underwriter or International Underwriters.

Without relieving any defaulting International Underwriter from its obligations hereunder, the Company agrees with the non-defaulting International Underwriters that it will not sell any International Offer Shares hereunder unless all of the International Offer Shares are purchased by the International Underwriters (including International Underwriters substituted pursuant to the foregoing paragraph).

If a substitution of a new International Underwriter or International Underwriters is made in the manner set forth above, the Company or the International Underwriters shall have the right to postpone the First Time of Delivery for a period not exceeding seven business days in order that any changes that the Joint Global Coordinators and the Joint Sponsors consider necessary to be made to the Registration Statement, the Pricing Disclosure Package, the Prospectus and other documents and arrangements may be effected, and the Company agrees to make promptly any such changes.

The term “International Underwriter” as used in this Agreement shall refer to and include any International Underwriter substituted under this Section 8 with like effect as if such substituted International Underwriter had originally been named in Schedule I-B hereto.

If the aggregate number of International Offer Shares which the defaulting International Underwriter or International Underwriters agreed to purchase exceeds 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, and if neither the non-defaulting International Underwriters nor the Company shall make arrangements within the period of seven business days stated above for the purchase of all the International Offer Shares which the defaulting

International Underwriter or International Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any obligation or liability on the part of the Company hereunder (except as provided in Sections 5 and 9 hereof) and without any obligation or liability on the part of any non-defaulting International Underwriter to the Company (except as provided in Section 9 hereof) or to any other International Underwriter hereunder. Nothing in this Section 8, and no action taken hereunder, shall relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

9.         Indemnity and Contribution.

(a)	The Company agrees to indemnify, defend and hold harmless each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the International Underwriters and each of their respective Affiliates, its representatives, employees, agents, partners, directors, officers and members of each of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the International Underwriters and their respective Affiliates, any person who controls any such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter or Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any head office (including branches thereof) or associate of any such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (and any action, suit or proceeding (including, without limitation, any investigation or inquiry by or before any Authority) (each, a “Proceeding”)) which, jointly or severally, any such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter or any such person may incur or become subject to under the Securities Act, the Exchange Act or the common law, or with respect to any Authority, or otherwise (including, without limitation, all legal and other expenses incurred in investigating or defending such loss, damage, expense, liability or claim (and such Proceeding)), insofar as such loss, damage, expense, liability or claim (and such Proceeding) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”) or any Supplemental Offering Material, or any amendment or supplement to any of the foregoing, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any roadshow or any Supplemental Offering Material, or any amendment or supplement to any of the foregoing made in reliance upon, and in conformity with, information concerning such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter or any such person furnished in writing (the only information to be furnished being specified in Section 10 below) by or on behalf of such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter or any such person through the Joint Global Coordinators to the Company expressly and specifically for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any roadshow. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)	Each Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager and International Underwriter, severally (but not jointly or jointly and severally), agrees to indemnify, defend and hold harmless the Company from and against any loss, damage, expense, liability or claim which the Company may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any roadshow made in reliance upon, and in conformity with, information concerning such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or International Underwriter furnished in writing (the only information to be furnished being specified in Section 10 below) by or on behalf of such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, or International Underwriter, through the Joint Global Coordinators to the Company expressly and specifically for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any roadshow as set forth in Section 10 below or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any roadshow in reliance upon, and in conformity with, such information, which material fact was not contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any roadshow and which material fact was necessary in order to make the statements in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any roadshow, in the light of the circumstances under which they were made, not misleading, provided, however, that the parties acknowledge and agree that for the purpose of this Section 9 hereunder, the only information furnished in writing to the Company by or on behalf of any International Underwriters through the Joint Representatives expressly and specifically for use in the Registration Statement, the Pricing Disclosure Package and

the Prospectus consists of the information described as such in Section 10 hereof.

(c)	If any Proceeding is brought against a person (a “Relevant Party”) in respect of which indemnity may be sought against the Company or a Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, or International Underwriter (as applicable, the “Applicable Party”) pursuant to either subsection (a) or (b), respectively, of this Section 9, such Relevant Party shall, subject to any restrictions imposed by any Law or obligation of confidentiality, promptly notify such Applicable Party in writing of the institution of such Proceeding; provided, however, that the omission to so notify such Applicable Party shall not relieve such Applicable Party from any liability which such Applicable Party may have to any Relevant Party under this Section 9 or otherwise.

The Applicable Party may participate at its expense in the defense of such Proceeding including appointing counsel at its expense to act for it in such Proceeding; provided, however, that counsel to the Applicable Party shall not (except with the consent of any Relevant Party or Parties) also be counsel to the Relevant Party or Parties. Unless such Relevant Party or Parties consent to counsel to the Applicable Party acting as counsel to the Relevant Party or Parties in such Proceeding, any Relevant Party or Parties shall have the right to appoint its or their own separate counsel (in addition to local counsel) in such Proceeding; provided, however, that the giving of such consent or the appointment of such separate counsel (in addition to local counsel) shall be determined, as applicable, by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters (in the case of such Relevant Party or Parties being any Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter, or any of their respective Affiliates, or the representative, agent, partner, director, officer, employee and member of any Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter and their respective Affiliates, any person who controls any such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, or International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and/or any successors and assigns of any of the foregoing persons), or by the Company (in the case of such Relevant Party or Parties being the Company, as applicable). The fees and expenses of separate counsel (in addition to local counsel) to the Relevant Party or Parties shall be borne by the Applicable Party and paid as incurred (it being understood, however, that such Applicable Party shall not be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Relevant Party or Parties who is or are parties to such Proceeding or Proceedings).

The Applicable Party shall be liable for any settlement or compromise by the Relevant Party or Parties of, or any judgment consented to by the Relevant Party or Parties with respect to, any pending or threatened Proceeding, whether effected with or without the consent of such Applicable Party, and agrees to indemnify and hold harmless the Relevant Party or Parties from and against any loss or liability by reason of such settlement, compromise or consent judgement. No Applicable Party shall, without the written consent of the Relevant Party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which any Relevant Party is or could be or could have been a party and indemnity or contribution could be or could have been sought hereunder by such Relevant Party, unless such settlement, compromise or consent judgment includes an unconditional release of such Relevant Party, in form and substance reasonably satisfactory to such Relevant Party, from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Relevant Party.

(d)	If the indemnification provided for in this Section 9 is unavailable to a Relevant Party under subsection (a) or (b) of this Section 9 or insufficient to hold a Relevant Party harmless in respect of any losses, damages, expenses, liabilities or claims (or any Proceedings in respect thereof) referred to therein, then each applicable Applicable Party shall contribute to the amount paid or payable by such Relevant Party as a result of such losses, damages, expenses, liabilities or claims (or any Proceedings in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters on the other hand, from the International Offering or (B) if the allocation provided by clause (A) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand, and of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters on the other hand, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims (or any Proceedings in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand, and by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters on the other hand, shall be deemed to be in the same respective proportions which the total proceeds from the International Offering (net of the total commissions and incentive fee (if any) received by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters pursuant to Section 1 hereof but before deducting expenses) received by the Company, and the total commissions received by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters pursuant to Section 1 hereof, bear to the aggregate International Offer Price of the International Offer Shares. The relative fault of the Company on the one hand, and of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	The Company, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in subsection (d) of this Section 9. For the avoidance of doubt, the amount paid or payable by a Relevant Party as a result of the losses, damages, expenses, liabilities or claims (or the Proceedings in respect thereof) referred to above in subsection (d) of this Section 9 shall include all legal and other expenses incurred by such Relevant Party in connection with investigating or defending such losses, damages, expenses, liabilities or claims (or such Proceedings in respect thereof). Notwithstanding the provisions of this Section 9, no Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or International Underwriter shall be required to contribute any amount in excess of the amount by which the commission received by such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or International Underwriter pursuant to Section 1 hereof exceeds the amount of any damage that such Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Joint Sponsors’, the Joint Global Coordinators’, the Joint Bookrunners’, the Joint Lead Managers’ and the International Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations and not joint. The Company’ obligations to contribute pursuant to this Section 9 will be in addition to any liability that the Company may otherwise have.

(f)	The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations and other statements of the Company contained in, or made by or on behalf of them pursuant to, this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter or any of their respective Affiliates, the representatives, agents, partners, directors, officers, employees or members of any Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter or any of their respective Affiliates, any person (including each representative, partner, director, officer, employee or member of such person) who controls any Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter or any of their respective Affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or any head office (including branches thereof) or associate of any Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager or International Underwriter, or by or on behalf of the Company, the Company’s directors or officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of and payment for the Offer Shares.

(g)	All payments made by an Applicable Party under this Section 9 shall be made gross, free of any right of counterclaim or set off and without deduction or withholding of any kind, other than any deduction or withholding required by any Law. If an Applicable Party makes a deduction under this Clause 11, the sum due from such Applicable Party shall be increased to the extent necessary to ensure that, after the making of any deduction or withholding, the Relevant Party which is entitled to such payment receives a sum equal to the sum it would have received had no deduction or withholding been made.

(h)	If a payment under this Section 9 will be or has been subject to Taxation, the Applicable Party shall pay the Relevant Party on demand the amount (after taking into account any Taxation payable in respect of the amount and treating for these purposes as payable any Taxation that would be payable but for a relief, clearance, deduction or credit) that will ensure that the Relevant Party receives a net sum equal to the sum it would have received had the payment not been subject to Taxation.

10.       Information Furnished by the International Underwriters. The Company acknowledges and agrees that for the purposes of this Agreement (including Section 9), the only information furnished in writing to the Company by or on behalf of any International Underwriter through the Joint Global Coordinators expressly and specifically for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any roadshow is the name, logo and address of such International Underwriter appearing in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any roadshow.

11.       Repetition of Representations and Warranties. The representations and warranties and other statements of the Company contained in, or made by or on behalf of them pursuant to this Agreement shall be deemed to be repeated on and as at the Time of Sale and each Time of Delivery with reference to the facts and circumstances then subsisting. For the purposes of this Agreement, if an amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus is announced, issued, published, distributed or otherwise made available subsequent to the Time of Sale pursuant to this Agreement or otherwise, the representations and warranties and other statements of the Company contained in, or made by or on behalf of them pursuant to this Agreement relating to the Registration Statement, the Pricing Disclosure Package, the Prospectus shall be deemed to be repeated on the date of such amendment or supplement and when so repeated, such representations and warranties and other statements shall be read and construed subject to the provisions of this Agreement as if the references therein to the Registration Statement, the Pricing Disclosure Package, the Prospectus means the Registration Statement, the Pricing Disclosure Package, the Prospectus when read together with such amendment or supplement.

12.       Notices. In all dealings hereunder, the Joint Global Coordinators shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Joint Global Coordinators.

Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing and delivered or sent by mail or fax, and (A) if to the International Underwriters, shall be sufficient in all respects if delivered or sent to Goldman Sachs at 68/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, attention: Equity Capital Markets, fax number: +852-2978-0440, CICC at 29th Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong, attention: Project SuperOne, fax number: +852-2872-2100, UBS at 52/F, Two International Finance Centre, 8 Finance Street, Hong Kong, attention: Mr. Zhihai Zhang / Mr. Alex Yang, fax number: +852-3712-3885, and UBS Securities LLC at 1285 Avenue of the Americas, New York, New York 10019, United States, attention: Syndicate, fax number: 212-713-3371 and (B) if to the Company, shall be sufficient in all respects if delivered or sent to the Company at 11 Wenliang Street, Shunyi District, Beijing 101399, China, Attention: Investor Relations, fax number: +86 (10) 8742-7209; provided, however, that any notice to an International Underwriter pursuant to this Section 12 hereof shall be delivered or sent to such International Underwriter at its address or fax number previously provided to the

Joint Global Coordinators, which address or fax number will be supplied to the Company by the Joint Global Coordinators upon request.

13.       Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.       Submission to Jurisdiction; Waiver of Immunity. Any action, proceeding, claim or counterclaim of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, may be commenced, prosecuted or continued in each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each a “New York Court”), which courts shall have non-exclusive jurisdiction over the adjudication of such matters, and, to the full extent permitted by laws, the Company irrevocably consent to the jurisdiction of the New York Courts and personal service, and waives any objection to any New York Court on grounds of inconvenient forum or otherwise, with respect thereto. The Company agrees that any International Underwriter or any Relevant Party entitled to seek indemnity against the Company hereunder shall have the sole and absolute right to join the Company as a party to any action, proceeding, claim or counterclaim arising out of or relating to this Agreement which is brought in any court by any third party against such International Underwriter or Relevant Party or to otherwise pursue any claim (whether by way of a claim for an indemnity, contribution or otherwise) against the Company in such action, proceeding, claim or counterclaim. The Company hereby irrevocably consents to personal jurisdiction, service and venue in any court in which any action, proceeding, claim or counterclaim arising out of or relating to this Agreement is brought by any third party against any International Underwriter or any Relevant Party entitled to seek indemnity against the Company hereunder. Each International Underwriter and the Company irrevocably waive all right to trial by jury in any action, proceeding, claim or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company irrevocably agrees that a final judgment in any such action, proceeding, claim or counterclaim brought in any New York Court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company are or may be subject, by suit upon such judgment. The Company irrevocably waives and agrees not to claim (or permit to be claimed on its behalf) any immunity (whether characterized as sovereign immunity, crown immunity, immunity for "acts of state", or otherwise) from any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of any judgment, decision, determination, order or award, or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgement, decision, determination, order or award, to which it or its properties, assets or revenues may be or become entitled under the laws of any jurisdiction in any action, suit or proceeding brought in any New York Courts or in any other courts, to the broadest extent permitted by the laws of such jurisdiction. The Company has appointed, without power of revocation, Cogency Global Inc., as its agent (the “Authorized Agent”) to accept and acknowledge on its behalf service of any and all process which may be served in any action, suit or proceeding, claim or counterclaim arising out of or relating to this Agreement and commenced, prosecuted or continued in any New York Court. The Company represents and warrants that the Authorized Agent has agreed to act as its agent for service of process and agrees to take any and all action, including, without limitation, the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company, as the case may be.

15.       Judgment Currency Indemnity. In respect of any judgment or order or award given or made for any amount due hereunder to the International Underwriters that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each International Underwriter against any loss incurred by such International Underwriter as a result of any variation as between (A) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (B) the rate of exchange at which such International Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such International Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

16.       Taxes. All payments to be made by the Company under this Agreement and the Hong Kong Underwriting Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any and all Taxes. If any Taxes are required by any Law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed herein or in the Hong Kong Underwriting Agreement is received by the International Underwriters or the Hong Kong Underwriters or the Joint Global Coordinators or the Joint Sponsors, as applicable. If an International Underwriter or a Hong Kong Underwriter or a Joint Global Coordinator or a Joint Sponsor (each a “Taxable Person”) is required by any Authority to pay any Taxes as a result of this Agreement or the Hong Kong Underwriting Agreement, the Company will pay an additional amount to such Taxable Person so that the full amount of such payments as agreed herein or in the Hong Kong Underwriting Agreement to be paid to such Taxable Person is received by such Taxable Person and will further, if requested by such Taxable Person, use commercially reasonable efforts to give such assistance as such Taxable Person may reasonably request to assist such Taxable Person in discharging its obligations in respect of such Taxes, including by making filings and submissions on such basis and such terms as such Taxable Person reasonably request, promptly making available to such Taxable Person notices received from any Authority and, subject to the receipt of funds from such Taxable Person, by making payment of such funds on behalf of such Taxable Person to the relevant Authority in settlement of such Taxes.

17.       Bail-In Action. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreement, arrangement or understanding between the Parties, each BRRD Counterparty (as defined below) acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below) and acknowledges, accepts and agrees to be bound by:

(a)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the relevant BRRD Party (as defined below) to the relevant BRRD Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on the relevant BRRD Counterparty of such shares, securities or obligations;

(iii)	the cancellation of the BRRD Liability; and

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

In this Clause:

“Bail-In Legislation” means in relation to the UK and a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-In Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Counterparty” means any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Parties” means the relevant International Underwriter to which the BRRD applies, and “BRRD Party” shall mean any one of them, as the context shall require; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Party.

18.       Recognition of the U.S. Special Resolution Regimes.

(a)   In the event that any International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)   In the event that any International Underwriter that is a Covered Entity or a BHC Act Affiliate of such International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)   In this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.       No Fiduciary Relationship. The Company acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the Shares, the Joint Global Coordinators, in their role as such, are acting solely as global coordinators of the Global Offering, the Joint Bookrunners, in their role as such, are acting solely as bookrunners of the Global Offering, the Joint Lead Managers, in their role as such, are acting solely as lead managers of the Global Offering, and the Joint Sponsors, in their role as such, are acting solely as sponsors in connection with the listing of the Shares on the SEHK.

The Company further acknowledges that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors are acting pursuant to a contractual relationship with the Company entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors , as applicable, act or be responsible as a fiduciary or adviser to the Company, the Company’s directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors s, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the purchase and sale of the Company’s securities or the listing of the Shares on the SEHK, either before or after the date hereof.

The International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors hereby expressly disclaim any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (except for, with respect to the Joint Sponsors, any advice to the Company on matters in relation to the listing application as prescribed by and solely to the extent as required under the Listing Rules and Paragraph 17 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission in the capacity of the joint sponsors in connection with the proposed listing of the Company), and Company hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the

International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company (except for, with respect to the Joint Sponsors, any advice to the Company on matters in relation to the listing application as prescribed by and solely to the extent as required under the Listing Rules and Paragraph 17 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission in the capacity of the joint sponsors in connection with the proposed listing of the Company).

The Company, on the one hand, and the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, on the other hand, agree that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting as principal and not the agent or fiduciary of the Company nor the fiduciary or adviser of the Company, and none of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors has assumed, and will assume, any fiduciary or advisory or similar responsibility in favor of the Company with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (irrespective of whether any of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the Joint Sponsors or their respective directors, officers, employees or Affiliates has advised or is currently advising the Company on other matters) (except for, with respect to the Joint Sponsors, any advice to the Company on matters in relation to the listing application as prescribed by and solely to the extent as required under the Listing Rules and Paragraph 17 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission in the capacity of the joint sponsors in connection with the proposed listing of the Company).

The Company further acknowledges and agrees that the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors are not advising the Company, the Company’s directors, officers, employees or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (except for, with respect to the Joint Sponsors, any advice to the Company on matters in relation to the listing application as prescribed by and solely to the extent as required under the Listing Rules and Paragraph 17 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission in the capacity of the joint sponsors in connection with the proposed listing of the Company). The Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors shall have any responsibility or liability to the Company with respect thereto. Any review by the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors and shall not be on behalf of the Company.

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the International Underwriters, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the Joint Sponsors with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (except for, with respect to the Joint Sponsors, any advice to the Company on matters in relation to the listing application as prescribed by and solely to the extent as required under the Listing Rules and Paragraph 17 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission in the capacity of the joint sponsors in connection with the proposed listing of the Company).

Notwithstanding anything in this Agreement, none of the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the International Underwriters shall have any liability whatsoever to the Company or any other person in respect of any alleged insufficiency of the International Offer Price or any dealing price of the Offer Shares (it being acknowledged by the parties that the Company is solely responsible in this regard).

20.       Time of the Essence. Time shall be of the essence of this Agreement.

21.       Counterparts. This Agreement may be signed by the parties hereto in one or more counterparts which together shall constitute one and the same agreement among the parties hereto.

22.       Entire Agreement. This Agreement constitutes the entire agreement between the Company and the International Underwriters relating to the purchase of, or the procurement of purchasers for, the International Offer Shares by the International Underwriters and supersedes and extinguishes any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement.

23.       Parties at Interest; Successors and Assigns. This Agreement herein set forth has been and is made solely for the benefit of the Joint Sponsors, the Joint Global Coordinators,

the International Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling persons, representatives, agents, partners, directors, officers, employees, members and Affiliates referred to in such Section, and each person who controls, any Joint Sponsor, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, International Underwriter, and their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters, shall acquire or have any right under or by virtue of this Agreement).

If the foregoing correctly sets forth the understanding between the Company and the several International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement between the Company and the International Underwriters, severally.

[Signature pages to follow]

Very truly yours,

For and on behalf of

LI AUTO INC.

By:
Name:
Title:

Accepted and agreed to as of the date first above written, for and on behalf of itself and each of the other International Underwriters

GOLDMAN SACHS (ASIA) L.L.C.
(Incorporated in Delaware, U.S.A. with limited liability)

By:
Name:
Title:

Accepted and agreed to as of the date first above written, for and on behalf of itself and each of the other International Underwriters

CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

By:
Name:
Title:

Accepted and agreed to as of the date first above written, for and on behalf of itself and each of the other International Underwriters

UBS AG HONG KONG BRANCH

By:
Name:
Title:

By:
Name:
Title:

Accepted and agreed to as of the date first above written, for and on behalf of itself and each of the other International Underwriters

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

SCHEDULE I-A

THE UNDERWRITERS AND TOTAL UNDERWRITING COMMITMENT

Shares to be Purchased
Underwriter	Number	%
Goldman Sachs (Asia) L.L.C.	[●]	[●]
China International Capital Corporation Hong Kong Securities Limited	[●]	[●]
UBS AG Hong Kong Branch / UBS Securities LLC	[●]	[●]
CLSA Limited	[●]	[●]
BOCI Asia Limited	[●]	[●]
CMB International Capital Limited	[●]	[●]
Futu Securities International (Hong Kong) Limited	[●]	[●]

Total	[100,000,000]	100.0

SCH I- 1

SCHEDULE I-B

COMMITMENT OF INTERNATIONAL UNDERWRITERS

	Firm Shares to be Purchased		Hong Kong Offer Shares to be Purchased
International Underwriter	Number	%	Number	%
Goldman Sachs (Asia) L.L.C.	[●]	[●]	[●]	[●]
China International Capital Corporation Hong Kong Securities Limited	[●]	[●]	[●]	[●]
UBS AG Hong Kong Branch / UBS Securities LLC	[●]	[●]	[●]	[●]
CLSA Limited	[●]	[●]	[●]	[●]
BOCI Asia Limited	[●]	[●]	[●]	[●]
CMB International Capital Limited	[●]	[●]	[●]	[●]
Futu Securities International (Hong Kong) Limited	[●]	[●]	[●]	[●]

Total	90,000,000	100.0	10,000,000	100.0

SCH I- 2

SCHEDULE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Representations and warranties of the Company

The Company represents, warrants and undertakes to the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Underwriters and each of them as follows:

1	Accuracy of information

1.1	The Pricing Disclosure Package, as of the Time of Sale, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Time of Sale, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Information Furnished by the International Underwriters (as defined in Section 10 of this Agreement).

1.2	The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offer Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the First Time of Delivery and as of the Additional Time of Delivery, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the

SCH II- 1

Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the name, logo, and address of such Underwriter.

1.3	The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, as of the date of this Agreement and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication and each roadshow material does not conflict with the information contained in the Registration Statements and the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication and each roadshow material, as supplemented by and taken together with the Pricing Disclosure Package, as of the Time of Sale, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Information Furnished by the International Underwriters.

1.4	None of the Hong Kong Public Offering Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

1.5	All statements or expressions of opinion or intention, forward-looking statements, forecasts and estimates (including, without limitation, the statements regarding the future plans, sufficiency of working capital, use of proceeds, planned capital expenditures, projected cash flows and working capital, critical accounting policies, indebtedness, prospects, dividends, material contracts and litigation) contained in each of the Offering Documents (A) have been made after due, careful and proper consideration, (B) are and will remain based on grounds and assumptions referred to in each of the Offering Documents (to the extent there are any) or otherwise based on reasonable grounds and assumptions, and (C) represent and continue to represent reasonable and fair expectations honestly held based on facts known to the Company any other member of the Group, and/or any of their respective directors or officers; there are no other material facts or matters the omission of

SCH II- 2

which would or reasonably be expected to make any such expression, statement, forecast or estimate misleading.

1.6	The Offering Documents contain or include (A) all information and particulars required to be contained or included therein to comply with the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Listing Rules and all other Laws so far as applicable to any of the foregoing, the Global Offering and/or the listing of the Shares on the Stock Exchange and (B) all such information as investors and their professional advisers would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the activities, assets and liabilities, financial position, profits and losses, and management and prospects of the Company and the other members of the Group, taken as a whole, and the rights attaching to the Shares.

1.7	All public notices, announcements and advertisements in connection with the Global Offering (including, without limitation the Formal Notice) and all filings and submissions provided by or on behalf of the Company, any other member of the Group and/or any of their respective directors, officers, employees, affiliates or agents, to the SEHK, the SFC, the Commission and/or any applicable Authority have complied and will comply with all applicable Laws.

1.8	Other than the Offering Documents, the Company and its agents and representatives (other than the Underwriters in their capacity as such) (A) have not, without the prior written consent of the Joint Global Coordinators, prepared, made, used, authorized, approved or referred to any Supplemental Offering Material and (B) will not, without the prior written consent of the Joint Global Coordinators, prepare, make, use, authorize, approve or refer to any Supplemental Offering Material (as used herein, “Supplemental Offering Material” means any “written communication” (within the meaning of the Securities Act) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or solicitation of an offer to buy the Offer Shares (other than the Offering Documents or amendments or supplements thereto), including without limitation, any roadshow material relating to the Offer Shares that constitutes such a written communication).

1.9	Each of the Application Proof and the PHIP is in compliance with and has included appropriate warning and disclaimer statements for publication as required in the guidance letters HKEX-GL56-13 and HKEX-GL57-13 published by the SEHK.

1.10	Without prejudice to any of the other Warranties:

1.10.1	the statements contained in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Future Plans and Use of Proceeds” and the statements in the section of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Use of Proceeds” represent the true and honest belief of the Directors arrived at after due, proper and careful consideration and enquiry;

SCH II- 3

1.10.2	the statements in relation to the Company’s products and data contained in the section of each of the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Business” represent the true and honest belief of the Directors or the management of the Company arrived at after due, proper and careful consideration and enquiry;

1.10.3	the statements contained in each of the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus relating to the Group’s indebtedness as at close of business on June 30, 2021 are complete, true and accurate in all material respects and all material developments in relation to the Company’s indebtedness have been disclosed;

1.10.4	the statements relating to the Group’s working capital, liquidity and capital resources contained in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Financial Information” and in the section of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Certain Financial Data” are complete, true and accurate in all material respects and not misleading;

1.10.5	the interests of the Directors in the share capital of the Company and in contracts with the Company and other members of the Group are fully and accurately disclosed as required by applicable laws and regulations in each of the Hong Kong Prospectus, the Application Proof and the PHIP;

1.10.6	the statements contained in each of the Hong Kong Prospectus, the Application Proof and the PHIP in the section headed “Risk Factors” and the statements in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Risk Factors” are complete, true and accurate in all material respects and not misleading and represent the true and honest belief of the Directors or the management of the Company arrived at after due, proper and careful consideration, and there are no other material risks or matters associated with the Group, financial or otherwise, or the earnings, affairs or business or trading prospects of the Group which have not been disclosed in each of the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus;

1.10.7	the statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Certain Financial Data,” “Principal Shareholders,” “Description of Share Capital,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects; and

1.10.8	the reply to each question set out in the Verification Notes given by or on behalf of the Company or the Directors were so given by a person having appropriate knowledge and duly authorized for such purposes and all such replies have been

SCH II- 4

given in full and in good faith and were, and remain, complete, true and accurate in all material respects and not misleading.

1.11	All statistical or market-related, operational or financial data included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP provided by the Company are derived and extracted from records of the Company and the other members of the Group subject to or using systems and procedures which incorporate adequate safeguards to ensure that the data are complete, true and accurate in all material respects and not misleading; all statistical or market-related data included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP derived from sources other than the Company are based on or derived and extracted from sources described therein which the Company believes in good faith to be reliable and accurate and agrees with such sources, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

1.12	All information disclosed or made available in writing or orally from time to time (and any new or additional information serving to update or amend such information) which is disclosed or made available by or on behalf of the Company, any other member of the Group, and/or any of their respective directors, officers, employees, affiliates, advisers, or agents to the SEHK, the SFC, the Commission, any applicable Authority, the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Underwriters, the Reporting Accountants, the Internal Control Consultant, the Industry Consultant and/or the legal and other professional advisers for the Company or the Underwriters for the purposes of the Global Offering and/or the listing of the Shares on the SEHK (including, without limitation, the answers and documents contained in or referred to in the Verification Notes, the information, answers and documents used as the basis of information contained in each of the Offering Documents or provided for or in the course of due diligence or the discharge by the Joint Sponsors of their obligations as sponsors in relation to the listing of the Company, and the responses to queries and comments raised by the SEHK, the SFC, the Commission or any applicable Authority) and the information contained in the Analyst Presentation Materials and the Investor Presentation Materials, was so disclosed or made available in full and in good faith and was when given and, except as subsequently disclosed in all of the Offering Documents or otherwise notified to the SEHK, the SFC, the Commission and/or any applicable Authority, as applicable, remains complete, true and accurate in all material respects and not misleading in any material respect; all such information comprising expressions of opinion or intention, forward-looking statements, forecasts and estimates so disclosed or made available by the Company have been made after due, careful and proper consideration and are and remain based on grounds and assumptions referred to in each of the Offering Documents (to the extent there are any) or otherwise based on reasonable grounds and assumptions and represent reasonable and fair expectations honestly held based on facts known to the Company, any other member of the Group, and/or any of their respective directors, officers, employees, affiliates or agents; there is no other information

SCH II- 5

which has not been provided the result of which would reasonably be expected to make the information so disclosed or made available misleading.

1.13	The Offer Shares conform to the descriptions thereof contained in each of the Offering Documents.

1.14	No material information was withheld by the Company from the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Underwriters, the Reporting Accountants, the Internal Control Consultant, the Industry Consultant and/or the legal and other professional advisers for the Company or the Underwriters for the purposes of the Global Offering and/or the listing of the Shares on the SEHK and all information given by the Company to the Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Underwriters, the Reporting Accountants, the Internal Control Consultant, the Industry Consultant and/or the legal and other professional advisers for the Company or the Underwriters for such purposes was given in good faith and there is no other material information which has not been provided the result of which would make the information so received misleading.

2	The Company and the Group

2.1	As of the date of this Agreement, the Company has the authorized and issued share capital as set forth in the section of each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, and all of the issued shares of the Company (A) have been duly authorized and validly issued and are fully paid and non-assessable, (B) have been issued in compliance with all applicable Laws, (C) were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right, and (D) will not be subject to any Encumbrance or adverse claims.

2.2	Neither the Company nor any other member of the Group has, since the date of the latest audited financial statements included in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and the other members of the Group taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the other members of the Group taken as a whole, in each case otherwise than as set forth or contemplated in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP; and, since the respective dates as of which information is given in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, there has not been (x) any material adverse change in the issued shares (other than as a result of (i) the exercise, if any, of share options

SCH II- 6

or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP or (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, short-term debt or long-term debt of the Company or any other member of the Group) or (y) any Material Adverse Effect; as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the other members of the Group, taken as a whole, except as set forth or contemplated in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Offer Shares, or to consummate the transactions contemplated in this Agreement.

2.3	Each of the Company and the other members of the Group has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The currently effective memorandum and articles of association or other constitutional or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in in full force and effect; the Company has been duly registered as a non-Hong Kong company under Part 16 of the Companies Ordinance and the Articles of Association and other constituent or constitutive documents and the business license of the Company comply with the Laws of Hong Kong (including, without limitation, the Listing Rules) where applicable.

2.4	(A) The Company and the other members of the Group possess, and are in compliance with the terms of all Approvals and Filings (as used herein, “Approvals and Filings” means any approvals, licenses, consents, authorizations, permits, permissions, clearances, certificates, orders, sanctions, concessions, qualifications, registrations, declarations and/or filings) necessary or material to the conduct of their business now conducted in all material respects; (B) the Company and the other members of the Group have not received any notice of proceedings relating to the revocation or modification of any Approval or Filing that, if determined adversely to the Company or any other member of the Group, would, individually

SCH II- 7

or in the aggregate, have a Material Adverse Effect; and (C) all of the Approvals and Filings are valid and in full force and effect, except, in the case of clauses (A) and (C) for such failure to possess, noncompliance, invalidity of such Approvals and Filings or the failure of such Approvals and Filings to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect.

2.5	(A) The Company has no subsidiaries other than those as set forth in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Appendix I – Accountants’ Report”; (B) except as disclosed in the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company owns all of the issued or registered share capital or other equity interests of or in each of the other members of the Group; (C) other than the share capital or other equity interests of or in the other members of the Group, the Company does not own, directly or indirectly, any share capital or any other equity interests or long-term debt securities of or in any corporation, firm, partnership, joint venture, association or other entity; (D) all of the issued shares of each of the members of the Group have been duly authorized and validly issued, are fully paid up and non-assessable, have been issued in compliance with all applicable Laws and were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right and are owned by the Company (except as to the issued shares of the Company) subject to no Encumbrance; (E) the registered capital (in the form of shares or otherwise) of each of the members of the Group that is a PRC person has been duly and validly established, all of such registered capital has been validly issued and fully paid up with all contributions to such registered capital having been paid within the time periods prescribed under applicable PRC Laws and all payments of such contributions having been approved by the applicable PRC Authorities, and no obligation for the payment of a contribution to such registered capital remains outstanding; all of such registered capital has been issued in compliance with all applicable Laws and was not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right and is owned by the Company subject to no Encumbrance or adverse claims to the best knowledge of the Company; and (F) except as disclosed in the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or other equity interests of or in any member of the Group are outstanding.

2.6	Each member of the Group is capable of suing and being sued in its own name; each member of the Group is duly qualified to transact business and is in good standing in each jurisdiction where such qualification is required (by virtue of its business, ownership or leasing of properties or assets or otherwise); Each of the members of the Group that is a PRC person has passed each annual examination by the applicable PRC Authorities without being found to have any material deficiency or to be in material default under applicable PRC Laws and has timely received all requisite certifications from each applicable PRC Authority. All Approvals and Filings applicable to or necessary for the establishment of each of the member of

SCH II- 8

the Group, any of its constitutive documents or its registered or authorized share capital have been duly obtained or made, and all Approvals and Filings are unconditional and in full force and effect. Each member of the Group has full power and authority to declare, make or pay any dividend or other distribution and to repay loans to any of its shareholders without the need for any Approvals and Filings from any Authority.

2.7	Neither the Company nor any of the other members of the Group acts or carries on business in partnership with any other person or is a member of any corporate or unincorporated body, undertaking or association or holds or is liable for any share or security which is not fully paid up or which carries any liability; each joint venture contract, shareholders’ agreement or other cooperative agreement or arrangement in respect of which the Company or any of the other members of the Group is a party is legal, valid, binding and (subject to equitable principles and applicable insolvency laws) enforceable in accordance with its terms under its governing law and all relevant approvals in respect thereof have been duly and validly obtained.

2.8	No member of the Group is conducting or proposes to conduct any business, or has or proposes to acquire or incur any property or asset or liability or obligation (including, without limitation, contingent liability or obligation), which is material to the Group as a whole but is not directly or indirectly related to the business of such member of the Group or the business of the Group, taken as a whole, as described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP.

2.9	The Shareholders of the Company have completed Circular 37 registration to the extent required by applicable Laws.

2.10	(A) The description of the corporate structure of the Company and the agreements under the caption “History, Reorganization and Corporate Structure” in the Hong Kong Prospectus, the Application Proof and the PHIP and under the caption “Corporate History and Structure” in the Registration Statement, the Pricing Disclosure Package and the Prospectus by and among the Company’s subsidiaries, its consolidated variable interest entities (the “VIEs”), and the shareholders of such VIEs, as the case may be (each a “VIE Agreement” and collectively, the “VIE Agreements”), is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading, and there is no other material agreement relating to the corporate structure or the operation of the Company and the other members of the Group taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Hong Kong Prospectus, the Application Proof , the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(B) Each party to any VIE Agreement has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its obligations under such agreements and has taken all necessary corporate action to authorize the

SCH II- 9

execution, delivery and performance of, and has authorized, executed and delivered each such agreement. Each VIE Agreement constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company comply with all applicable laws and regulations of the PRC except as disclosed in the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and neither the corporate structure nor the VIE Agreements violates, breaches, contravenes or otherwise conflicts with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the subsidiaries and the VIEs or the shareholders of the VIEs in any jurisdiction challenging the validity of any of the VIE Agreements, and, to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(C) The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or, constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any other member of the Group pursuant to (i) the constitutional or organizational documents of the Company or any other member of the Group, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any other member of the Group or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any other member of the Group is a party or by which the Company or any other member of the Group is bound or to which any of the properties of the Company or any other member of the Group is subject, except, in the case of the foregoing clause (iii), for such breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and, to the knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto.

(D) The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs.

2.11	Except as described in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP,

SCH II- 10

each member of the Group that were incorporated outside of the PRC has taken, or is in the process of taking, reasonable steps to comply with, and to ensure compliance by each of its shareholders, directors, officers, option holders and employees, that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company, (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, director, officer, option holder and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

2.12	The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange on August 8, 2006, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, the issuance and sale of the Offer Shares, the listing and trading of the Offer Shares on the SEHK and the consummation of the transactions contemplated by this Agreement (i) are not and will not be, as of the date hereof or at the First Time of Delivery or a Second Time of Delivery, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

2.13	Except as described in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, there is no contract, agreement or understanding between the Company or any other member of the Group, on the one hand, and any third party, on the other hand, in

SCH II- 11

relation of the merger, acquisition, business consolidation, joint venture, strategic cooperation, with or of any other entity or business.

2.14	Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Company has not sold, issued or distributed any Offer Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

3	Offer Shares

3.1	The Offer Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement or the Hong Kong Underwriting Agreement, as applicable, and registered in the register of members of the Company, will be duly and validly authorized, issued, fully paid and non-assessable, free of any pre-emptive right, resale right, right of first refusal or similar right and subject to no Encumbrance or adverse claims, and will have attached to them the rights and benefits specified in the Memorandum and Articles of Associations as described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP and, in particular, will rank pari passu in all respects with the existing issued Class A Ordinary Shares, including the right to rank in full for all distributions declared, paid or made by the Company after the time of their allotment, and will be freely transferrable by the Company to or for the account of the Hong Kong Underwriters (or the applicants under the Hong Kong Public Offering) and the International Underwriters (or purchasers procured by the Joint Global Coordinators or the International Underwriters). The Offer Shares, when issued and delivered against payment therefor as provided in this Agreement or the Hong Kong Underwriting Agreement, as applicable, and registered in the register of members of the Company, will be free of any restriction upon the holding, voting or transfer thereof pursuant to the Laws of the Cayman Islands or Hong Kong or the Memorandum and Articles of Association or other constituent or constitutive documents or the business license of the Company or any agreement or other instrument to which the Company is party; no holder of Offer Shares after the completion of the Global Offering will be subject to personal liability in respect of the Company’s liabilities or obligations by reason of being such a holder.

3.2	As of the Listing Date, the Company will have the authorized and issued share capital as set forth in the section of each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP headed “Share Capital” and (in the case of the Registration Statement, the Pricing Disclosure Package and the Prospectus) “Description of Share Capital”, and, assuming the full exercise of the Over-Allotment Option, as of the relevant settlement date for the Option Shares, the Company will have the authorized and issued capital as set forth in the section of

SCH II- 12

each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP headed “Share Capital” and (in the case of the Registration Statement, the Pricing Disclosure Package and the Prospectus) “Description of Share Capital”. The share capital of the Company, including the Offer Shares, conforms to each description thereof contained in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, and each such description is complete, true, accurate and not misleading; the certificates for the Offer Shares, when issued, will be in due and proper form such as to be legal and valid under the Laws of the Cayman Islands.

4	This Agreement, the Hong Kong Underwriting Agreement and the Operative Documents

4.1	Each of this Agreement, the Hong Kong Underwriting Agreement, the Offering Documents and the Operative Documents and any other document required to be executed by the Company pursuant to the provisions of this Agreement, the International Underwriting Agreement or the Operative Documents, has been duly authorized, executed and delivered by the Company and, when validly authorized, executed and delivered by the other parties hereto and thereto, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement, the Hong Kong Underwriting Agreement, it is not necessary that this Agreement or the Hong Kong Underwriting Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement , the Hong Kong Underwriting Agreement or any other documents to be furnished hereunder, save that Cayman Islands stamp duty may be payable on any such documents brought to or executed in the Cayman Islands.

4.2	The statements set forth in the sections of each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP headed, respectively, “Structure of the Global Offering” and “Underwriting”, as applicable, insofar as they purport to describe the provisions of this Agreement and the Hong Kong Underwriting Agreement are complete, true and accurate and not misleading.

4.3	The 15,000,000 Class A Ordinary Shares available for loan by the Lender to the Borrower in accordance with the terms of the Stock Borrowing Agreement have been duly authorized and validly issued, are fully paid and nonassessable, and will be delivered by the Lender in accordance with the terms of the Stock Borrowing Agreement.

5	No conflict, compliance and approvals

5.1	Neither the Company nor any other member of the Group is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document),

SCH II- 13

(ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any other member of the Group or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

5.2	The issue of the Offer Shares to be sold by the Company, the execution, delivery and performance of this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents and any other document required to be executed by the Company pursuant to the provisions of this Agreement, the Hong Kong Underwriting Agreement or any of the Operative Documents, the compliance by the Company with this Agreement, the Hong Kong Underwriting Agreement, the consummation of the transactions herein or therein contemplated, and the fulfillment of the terms hereof or thereof, do not and will not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), or result in the creation or imposition of an Encumbrance on any property or assets of any member of the Group pursuant to (A) the articles of association or other constituent or constitutive documents or the business license of any member of the Group, or (B) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any member of the Group is a party or by which any member of the Group is bound or any of its properties or assets may be bound or affected, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over any member of the Group or any of its properties or assets; except, in the case of this clause (B) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

5.3	Approval in principle has been obtained from the Listing Committee for the listing of, and permission to deal in, the Shares on the Main Board of the SEHK and remains valid.

5.4	No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offer Shares to be sold by the Company, the execution or delivery by the Company of this Agreement, the Hong Kong Underwriting Agreement or any of the Operative Documents or the performance by the Company of its respective obligations hereunder or thereunder, or the consummation by the Company of the transactions contemplated by this Agreement, the Hong Kong Underwriting

SCH II- 14

Agreement, the issuance, publication, distribution or making available of each of the Offering Documents, and for the Company and the other members of the Group to carry on their business and operations as described in each of the Offering Documents, except (A) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offer Shares by the Underwriters and (B) the final approval from the SEHK for the listing of and permission to deal in the Shares on the Main Board of the SEHK.

5.5	(A) No person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Shares or shares of any other capital stock of the Company, (B) no person has any pre-emptive rights, resale rights, rights of first refusal or other rights to purchase any Shares or any other shares of the Company and (C) no person has the right to act as an underwriter or as a financial adviser to the Company in connection with the offer and sale of the Offer Shares; and (D) no person has the right, contractual or otherwise, to cause the Company to include any Shares or any other shares of the Company in the Global Offering.

5.6	(A) The Company and the other members of the Group (i) have conducted and are conducting their respective businesses and operations in compliance with all Laws applicable thereto in all material respects and (ii) have obtained or made and hold and are in compliance with all material Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over the Company or any of its properties or assets, or otherwise from or with any other persons, required in order to own, lease, license and use its properties and assets and conduct its businesses and operations in the manner presently conducted or proposed to be conducted as described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP; (B) all such Approvals and Filings contain no conditions precedent that have not been fulfilled or performed or other materially burdensome restrictions or conditions not described in all of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP; (C) all such Approvals and Filings are valid and in full force and effect, and no member of the Group is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of, or has any reason to believe that any Authority is considering revoking, suspending or modifying, any such Approvals and Filings, and there are no facts or circumstances existing or that have in the past existed which may lead to the revocation, rescission, avoidance, repudiation, withdrawal, non-renewal or change, in whole or in part, of any of the existing Approvals and Filings, or any requirements for additional Approvals and Filings which could prevent, restrict or hinder the operations of any member of the Group or cause any member of the Group to incur additional material expenditures; and (D) no governmental authorities, in its inspection, examination or audit of any member of the Group have reported findings or imposed penalties that have resulted in or could reasonably be expected to have individually or in the aggregate, a Material Adverse Effect.

SCH II- 15

5.7	(A) The statements set forth in the section of each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP headed “Future Plans and Use of Proceeds” and (in the case of the Registration Statement, the Pricing Disclosure Package and the Prospectus) “Use of Proceeds” are complete, true and accurate in all material respects and not misleading; (B) all Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over, any member of the Group or any of its properties or assets, or otherwise from or with any other persons, required in connection with the use and application of the proceeds from the Global Offering for the purposes as set forth in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, have been obtained or made, and no event has occurred, and no circumstance exists, which could prevent any member of the Group from obtaining or making any such Approvals and Filings so disclosed as not having been made or obtained; and (C) the use and application of the proceeds from the Global Offering, as set forth in and contemplated by each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (i) will not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), or result in the creation or imposition of an Encumbrance upon any property or assets of any member of the Group pursuant to the articles of association or other constituent or constitutive documents or the business license of any member of the Group, (ii) will comply with any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement (including any distributor agreement) or instrument to which any member of the Group is a party or by which any member of the Group is bound or any of their respective properties or assets may be bound or affected, or (iii) will not violate any Laws applicable to any member of the Group or any of its properties or assets.

5.8	None of the Company or, to the best knowledge of the Company, any other member of the Group, nor any person acting on behalf of any of them has taken any action, nor have any steps been taken or any actions, suits or proceedings under any Laws been started or threatened, to (A) wind up, liquidate, dissolve, make dormant or eliminate the Company or any other member of the Group or (B) to withdraw, revoke or cancel any Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over, the Company, any other member of the Group, or any of their respective properties or assets, or otherwise from or with any other persons, required in order to conduct the business of the Company or any other member of the Group.

5.9	The Hong Kong Public Offering, the International Offering and the other transactions provided for or contemplated by this Agreement, the Hong Kong

SCH II- 16

Underwriting Agreement, the Operative Documents and all related arrangements, in so far as they are the responsibility of the Company or any other member of the Group, have been and will be carried out in accordance with all applicable Laws and regulatory requirements in the PRC, Hong Kong and any other relevant jurisdictions.

5.10	There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

5.11	Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

6	Accounts and other financial information

6.1	The Reporting Accountants, whose audit report on certain consolidated financial statements of the Company is included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

6.2	(A) The audited consolidated financial statements (and the notes thereto) of the Company included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP give a true and fair view of the consolidated financial position of the Group as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Group for the periods specified, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; (B) the supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein; (C) all summary and selected financial data included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP are derived from the accounting records of the Group and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company included therein; (D) the pro forma net tangible assets (and the notes thereto) (and all other pro forma financial statements, information or data, if any) included in each of the Hong Kong Prospectus, the Application Proof and the PHIP are presented in a fair manner as shown therein and have been prepared in accordance with the applicable

SCH II- 17

requirements of the Listing Rules, the assumptions used in the preparation of such pro forma net tangible assets (and other pro forma financial statements, information and data, if any) are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of the pro forma net tangible assets (and other pro forma financial statements, information and data, if any); (E) there are no financial statements (historical or pro forma) or supporting schedules that are required (including, without limitation, by the Listing Rules) to be included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP that are not included as required; and (F) the Group does not have any material liabilities or obligations, direct or contingent (including, without limitation, any off-balance sheet obligations), not described in all of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP.

6.3	The memorandum of the Board on profit forecast for the period ending December 31, 2021 and on cash flow forecast for the period ending December 31, 2022 has been approved by the Directors then in office and reviewed by the Reporting Accountants, has been prepared after due and careful enquiry and on the basis and assumptions stated in such memorandum which the Directors then in office honestly believe to be fair and reasonable and (A) all statements of fact in such memorandum are complete, true and accurate in all material respects and not misleading, (B) all expressions of opinion contained in such memorandum are fair and reasonable, are honestly held by the Directors then in office and can be properly supported; and (C) there are no other material facts or assumptions which in any case ought reasonably to have been taken into account which have not been taken into account in the preparation of such memorandum.

6.4	(A) The prospective information (i) included in the profit forecast as set forth in the memorandum of the Board on profit forecast for the period ending December 31, 2021 and on cash flow forecast for the period ending December 31, 2022 and (ii) included in the planned capital expenditures and projected working capital as set forth in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Financial Information - Liquidity and Capital Resources,” which is incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (collectively, the “Prospective Financial Information”), in each case has been prepared after due and proper consideration, and represents reasonable and fair expectations honestly held, by the Company on the basis of facts known to the Company after due and careful inquiry and the bases and assumptions stated in the memorandum and the Hong Kong Prospectus, the Application Proof, the PHIP, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and in accordance with the Company’s accounting policies described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP consistently applied; (B) the bases and assumptions used in the

SCH II- 18

preparation of the Prospective Financial Information (i) are all those that the Company believes are significant in forecasting the consolidated profit attributable to the shareholders of the Company for the year ending December 31, 2021 and estimating the capital expenditures and the projected working capital of the Company for the period ending December 31, 2022, as applicable, and (ii) reflect, for each relevant period, a fair and reasonable forecast or estimate by the Company of the events, contingencies and circumstances described therein; and (C) the Prospective Financial Information represents a fair and reasonable forecast by the Company of the consolidated profit attributable to the shareholders of the Company for the year ending December 31, 2021 and fair and reasonable estimates by the Company of the estimated capital expenditures and the projected working capital of the Company for the period ending December 31, 2022, as applicable.

6.5	The unaudited consolidated management financial information of the Company and the other members of the Group as of March 31, 2021 and for the period from January 1, 2021 to March 31, 2021 (and the notes thereto) and other accounting records of the Group (A) have been reviewed by the Reporting Accountants, (B) have been prepared in conformity with GAAP applied on a consistent basis throughout the period from January 1, 2021 to March 31, 2021, (C) have been compiled on a basis consistent with the audited consolidated financial statements of the Company included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (D) have been properly written up and give a true and fair view of, and reflect in conformity with the accounting policies of the Company and GAAP, all the transactions entered into by the Company or any of the other members of the Group or to which the Company or any other member of the Group was a party during the period from January 1, 2021 to March 31, 2021, (E) reflect normal recurring adjustments which are necessary for a fair presentation of the consolidated results of operations of the Group for the period from January 1, 2021 to March 31, 2021, (F) contain no material inaccuracies or discrepancies of any kind, and (G) fairly present the consolidated financial position of the Group as of March 31, 2021 and the consolidated results of operations of the Group for the period from January 1, 2021 to March 31, 2021.

6.6	The statements set forth in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Financial Information - Critical Accounting Policies”, and the sections entitled “Certain Financial Data” in the Registration Statement, the Pricing Prospectus and the Prospectus are complete, true and accurate in all material respects and not misleading and fairly describe (A) accounting policies which the Company believes are the most material to the portrayal of the Company’s financial position and results of operations (“Critical Accounting Policies”), (B) judgments and uncertainties affecting the application of the Critical Accounting Policies, and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; the Board, senior management and audit committee of the Company have reviewed and agreed with the selection, application and disclosure of the

SCH II- 19

Critical Accounting Policies and have consulted the Reporting Accountants with regard to such disclosure.

6.7	Each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP accurately and fully describes (A) all trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity of the Group as a whole and could reasonably be expected to occur, and (B) all off balance sheet transactions, arrangements, obligations and liabilities, direct or contingent; no member of the Group has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by any member of the Group, such as structured finance entities and special purpose entities, which would, or could reasonably be expected to, have a material effect on the liquidity of the Group as a whole or the availability thereof or the requirements of the Group for capital resources.

6.8	(A) The factual contents related to the Group of the reports and letters of the Reporting Accountants are complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate in all material respects) and no material fact or matter has been omitted therefrom which would make the contents of any of such reports or letters misleading, and the opinions attributed to the Directors in such reports or letters or certificates are held in good faith based upon facts within their best knowledge; (B) no material information was withheld from the Reporting Accountants for the purposes of their preparation of their reports contained in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP and the comfort letters to be issued by the Reporting Accountants in connection with the Global Offering and all information given to the Reporting Accountants by the Company for such purposes was given in good faith and there is no other information which has not been provided the result of which would make the information so received misleading; and (C) no material information was withheld from the Reporting Accountants, the Joint Sponsors or the Underwriters for the purposes of their review of the forecasts of profit and earnings per share and the pro forma net tangible assets and all other pro forma financial statements, information or data, if any, of the Company included in any of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP or their review of the Company’s profit forecast, cash flow and working capital projections, estimated capital expenditures and financial reporting procedures.

6.9	The Group has established and maintains and evaluates disclosure and corporate governance controls and procedures to ensure that (A) material information relating to the Company or any other member of the Group is made known in a timely manner to the Company’s board of directors and management by others within those entities, and (B) the Company and its board of Directors comply in a timely

SCH II- 20

manner with the requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs, the Securities and Futures Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance and the Companies Ordinance and any other applicable Law, including, without limitation, the requirements of the Listing Rules on disclosure of inside information (as defined and required in the Securities and Futures Ordinance) and notifiable, connected and other transactions required to be disclosed, and such disclosure and corporate governance controls and procedures are effective to perform the functions for which they were established and documented properly and the implementation of such disclosure and corporate governance controls and procedures policies are monitored by the responsible persons (as used herein, the term “disclosure and corporate governance controls and procedures” means controls and other procedures that are designed to ensure that information required to be disclosed by the Company, including, without limitation, information in reports that it files or submits under any applicable Law, inside information and information on notifiable, connected and other transactions required to be disclosed, is recorded, processed, summarized and reported, in a timely manner and in any event within the time period required by applicable Law).

7	Indebtedness and material obligations

7.1	Except as otherwise disclosed in all of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP (A) no member of the Group has any material outstanding liabilities, term loans, other borrowings or indebtedness in the nature of borrowings, including, without limitation, bank overdrafts and loans, debt securities or similar indebtedness, and hire purchase commitments, or any material mortgage or charge or any material guarantee or other contingent liabilities, (B) no outstanding indebtedness of any member of the Group has (or, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, will) become repayable before its stated maturity, nor has (or, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, will) any security in respect of such indebtedness become enforceable by reason of default of such member of the Group, (C) to the best knowledge of the Company, no person to whom any material indebtedness of any member of the Group that is repayable on demand is owed has demanded or threatened to demand repayment of, or to take steps to enforce any security for, the same, and (D) to the best knowledge of the Company, no circumstance has arisen such that any person is now entitled to require payment of any material indebtedness of any member of the Group or under any guarantee of any liability of any member of the Group by reason of default of such member of the Group or any other person or under any material guarantee given by any member of the Group.

7.2	(A) The amounts borrowed by each member of the Group do not exceed any limitation on its borrowing contained in its articles of association or other constituent or constitutive documents or its business license or in any debenture or

SCH II- 21

other deed or document binding upon it; (B) no member of the Group has factored any of its material debts or engaged in financing of a type which would not be required to be shown or reflected in its audited accounts; and (C) with respect to each of the borrowing facilities of any member of the Group which, taken as a whole, is material to the Group, (i) such borrowing facility has been duly authorized, executed and delivered, is legal, valid, binding and enforceable in accordance with is terms and is in full force and effect, (ii) all undrawn amounts under such borrowing facility is or is expected to be capable of drawdown pursuant to the terms thereof, and (iii) to the best knowledge of the Company, no event has occurred, and no circumstances exist, which could cause any undrawn amounts under such borrowing facility to be unavailable for drawing as required; and (D) to the best knowledge of the Company, no event has occurred, and no circumstances exist, in relation to any investment grants, loan subsidies or financial assistance received by or granted to or committed to be granted or pledged to the Company or any of the other members of the Group from or by any Authority in consequence of which the Company or the relevant member of the Group is or could be held liable to forfeit or repay in whole or in part any such grant or loan or financial assistance.

7.3	There are no outstanding guarantee or contingent payment obligation of the Company or any other member of the Group in respect of indebtedness of third parties, except to the extent that the existence of any such guarantee or obligation would not, individually or in the aggregate, be material to the Company and the other members of the Group, taken as a whole.

8	Subsequent events

8.1	Except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, subsequent to the date of the latest audited consolidated financial statements included in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP (the “Latest Audited Balance Sheet Date”), no member of the Group has (A) entered into or assumed or otherwise agreed to be bound by any contract or agreement that is material to the Group, taken as a whole, (B) incurred, assumed or acquired or otherwise agreed to become subject to any liability (including, without limitation, contingent liability) or other obligation that is material to the Group, taken as a whole, (C) acquired or disposed of or agreed to acquire or dispose of any material business or asset, or (D) cancelled, waived, released or discounted in whole or in part any material debt or claim, (E) purchased or reduced, or agreed to purchase or reduce, its capital stock of any class, (F) declared, made or paid any dividend or distribution of any kind on its capital stock of any class, (G) had any lapse of any material Intellectual Property (as defined below), or (H) entered into an agreement, a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matters identified in clauses (A) through (G) above.

SCH II- 22

8.2	Subsequent to the Latest Audited Balance Sheet Date, no member of the Group has sustained any loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or any action, order or decree of any Authority, except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP.

8.3	Subsequent to the Latest Audited Balance Sheet Date, there has not been (A) any development involving a Material Adverse Effect, (B) any transaction that is material to the Company or the Group taken as a whole, (C) any obligation or liability, direct or contingent (including, without limitation, any off-balance sheet obligations), incurred by any member of the Group which is material to the Group taken as a whole, (D) any change in the share capital or other equity interests of any class or outstanding indebtedness of or in any member of the Group, or (E) any dividend or distribution of any kind declared, paid or made on the share capital or other equity interests of any class of any member of the Group.

8.4	Except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (A) there has been no material change in the capital stock, total current assets or total current liabilities of the Group as of (i) the date of this Agreement, (ii) the Hong Kong Prospectus Date, (iii) the Price Determination Date or (iv) the Listing Date, as applicable, in each case as compared to amounts shown in the latest audited consolidated balance sheet of the Group as of March 31, 2021 included in the Hong Kong Prospectus; and (B) there has been no material decreases in revenues of the Group during the period from the three months ended March 31, 2021 to (i) the date of this Agreement, (ii) the Hong Kong Prospectus Date, (iii) the Price Determination Date or (iv) the Listing Date, as applicable, in each case as compared to the corresponding period in the preceding financial year ended December 31, 2020 of the Company.

8.5	Except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, there has not been any event that will result in a Material Adverse Effect to the Group taken as a whole.

8.6	No customer, supplier, partner or distributor of the Group has ceased or, so far as the Company is aware, is considering ceasing to deal with the Group except to the extent which, individually or in the aggregate, would not result in a Material Adverse Effect to the Group.

9	Assets

9.1	The Company and the other members of the Group have good and marketable title (or, in the case of a real property located in the PRC, valid land use rights and real property ownership certificates with respect to such real property) to the real property and personal property owned by them which are in each case material to

SCH II- 23

the business of the Company and the other members of the Group taken as a whole, free and clear of all liens, encumbrances and defects except such as are described in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the other members of the Group; any real property and buildings held under lease by the Company and the other members of the Group are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and the other members of the Group; each personal property or asset, as applicable, held under lease or license by the Company or any of the other members of the Group is held by it under a lease or license in full force and effect that has been duly authorized, executed and delivered and is legal, valid, binding and enforceable in accordance with its terms, with such exceptions as would not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such property or asset by the Company or the relevant member of the Group, as applicable; no material default (or event which, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any of the other members of the Group has occurred and is continuing or is likely to occur under any of such leases or licenses; no member of the Group is aware of any action, suits, claims, demands, investigations, judgment, awards and proceedings of any nature that has been asserted by any person which (i) may be materially adverse to the rights or interests of such member of the Group under such lease or tenancy or (ii) which may materially affect the rights of such member of the Group to the continued possession or use of such leased property or other asset; there are no Encumbrances, conditions, planning consents, orders, regulations or other restrictions which may materially interfere or affect the use made or proposed to be made of such leased property or other asset by any member of the Group; neither the Company nor any of the other members of the Group owns, operates, manages or neither the Company nor any of the other members of the Group owns, leases, licenses, operates, manages, uses or has any other right or interest in any other real property or building or personal property or asset, as applicable, of any kind that is material except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, and no other real properties or buildings and personal properties or assets are necessary in order for the Company and the other members of the Group to carry on the business of the Company and the other members of the Group in the manner described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, other than those properties and assets whose absence would not, individually or in the aggregate, result in a Material Adverse Effect; the use of all real properties owned or leased by each member of the Group is materially in accordance with its permitted use under all applicable Laws; and no member of the Group has any existing or contingent

SCH II- 24

liabilities in respect of any properties previously occupied by it or in which it has owned or held any material interests.

9.2	Each member of the Group has valid title to all inventory used in its business free from any Encumbrances or other third party rights (other than any Encumbrances arising by operation of law in the ordinary or usual course of business and without fault on the part of the licensor or encumbrancer) and the inventory is of normal merchantable quality and capably of being used or sold to a purchaser by such member of the Group in the ordinary course of business.

9.3	Except as otherwise disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (A) the Company and the other members of the Group own, free of Encumbrances, or have obtained (or can obtain on reasonable terms) licenses for, or other rights or to use, all material patents, patent applications, inventions, copyrights, trade or service marks (both registered and unregistered), trade or service names, domain names, technology, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or processes), and other proprietary information, rights or processes (collectively, the “Intellectual Property”) described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP as being owned or licensed or used by them and such rights and licenses held by each member of the Group in any Intellectual Property comprises all the rights and licenses that are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted; (B) each agreement pursuant to which the Company or any other member of the Group has obtained licenses for, or other rights to use, Intellectual Property is legal, valid, binding and enforceable in accordance with its terms, the Company and the other members of the Group have complied with the terms of each such agreement which is in full force and effect, and no material default (or event which, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any of the other members of the Group has occurred and is continuing or is likely to occur under any such agreement and no notice has been given by or to any party to terminate any such agreement; (C) to the best knowledge of the Company, there is no claim to the contrary or any challenge by any other person to the rights of the Company or any of the other members of the Group with respect to the Intellectual Property; (D) there are no third parties who have or will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which are licensed to the Company; (E) there is no infringement by third parties of any Intellectual Property, except where such infringement or claim would not and could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; (F) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property or challenging the validity, enforceability or scope of any Intellectual Property and there are no facts which could form a reasonable basis for

SCH II- 25

any such action, suit, proceeding or claim; (G) to the best knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and there are no facts which could form a reasonable basis for any such action, suit, proceeding or claim; (H) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any other member of the Group infringes or otherwise violates, or would, upon the commercialization of any verticals, product or service described in all of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP as under development or to be potentially developed, infringe or violate, any patent, trade or service mark, trade or service name, service name, copyright, trade secret or other proprietary rights of others, and there are no facts which could form a reasonable basis for any such action, suit, proceeding or claim; (I) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any material Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; (J) there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to any Authority in the jurisdictions in which the Group operates having jurisdiction over intellectual property matters; (K) the product candidates described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, if any, as under development by the Company or any other member of the Group fall within the scope of the claims of one or more patents owned by, or licensed to, the Company or any other member of the Group; (L) the discoveries, inventions, products or processes of the Company and the other members of the Group referenced in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP do not violate or conflict with any Intellectual Property right of any third party including any discovery, invention, product or process that is the subject of a patent application filed by any third party; and (M) neither the Company nor any other member of the Group are in breach of any license or other agreement (to which it is a party) related to the Intellectual Property rights of the Company, the other members of the Group or any third party.

9.4	The trademarks, patents, domain names and copyrights shown in the section headed “Appendix IV – Statutory and General Information – B. Further Information about Our Business - 2. Intellectual Property Rights” of the the Hong Kong Prospectus, the Application Proof and the PHIP are the registered trademarks, patented, domain names and copyrights owned by the Group which are material to the business of the Group as currently conducted.

9.5	Any Company-derived statistical and market-related data included in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP have been derived from the records of the Company using systems and procedures which incorporate adequate safeguards to ensure that the data are complete, true and accurate in all material respects and are not misleading; any third-party statistical and market-related data

SCH II- 26

included in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

9.6	(A) All computer systems, communications systems, software and hardware which are currently owned, licensed or used by the Company or any other member of the Group (collectively, the “Information Technology”) comprise all of the information technology systems and related rights necessary to conduct the respective businesses of the Company and the other members of the Group as currently conducted or as proposed to be conducted; (B) the Company and the other members of the Group either legally and beneficially own, or have obtained licenses for, or other rights to use, all of the Information Technology; (C) each agreement pursuant to which the Company or any other member of the Group has obtained licenses for, or other rights to use, the Information Technology is legal, valid, binding and enforceable in accordance with its terms, the Company and the other members of the Group have in all material respects complied with the terms of each such agreement which is in full force and effect, and no default (or event which, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any of the other members of the Group has occurred and is continuing or is likely to occur under any such agreement and no notice has been given by or to any party to terminate any such agreement; (D) all the records and systems (including but not limited to the Information Technology) and all data and information of the Company and the other members of the Group are maintained and operated by the Company and the other members of the Group and are not wholly or partially dependent on any facilities not under the exclusive ownership or control of the Company and the other members of the Group; (E) in the event that the persons providing maintenance or support services for the Company and the other members of the Group with respect to the Information Technology cease or are unable to do so, the Company and the other members of the Group have all the necessary rights and information to continue, in a reasonable manner, to maintain and support or have a third party maintain or support the Information Technology; (F) there are no defects relating to the Information Technology; (G) each material member of the Group has in place procedures to prevent unauthorized access and the introduction of viruses and to enable the taking and storing on-site and off-site of back-up copies of the software and data; and (H) each material member of the Group has in place adequate back-up policies and disaster recovery arrangements which enable its Information Technology and the data and information stored thereon to be replaced and substituted without material disruption to the business of the relevant member of the Group.

9.7	(A) as of the date of this Agreement, the Company and the other members of the Group have complied with all applicable data protection Laws being effective from time to time; (B) as of any dates subsequent to this Agreement for which the Warranties are deemed to be repeated, the Company and the other members of the Group have complied in all material aspects with all applicable data protection

SCH II- 27

Laws being effective from time to time; (C) neither the Company nor any other member of the Group has received any notice (including, without limitation, any enforcement notice, deregistration notice or transfer prohibition notice), letter, complaint or allegation from the relevant data protection Authority alleging any breach or non-compliance by it of the applicable data protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (D) neither the Company nor any other member of the Group has received any claim for compensation from any person in respect of its business under the applicable data protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data in the previous three years and there is no outstanding order against the Company or any other member of the Group in respect of the rectification or erasure of data; and (E) no warrant has been issued authorizing the data protection Authority (or any of its officers, employees or agents) to enter any of the premises of the Company nor any other member of the Group for the purposes of, inter alia, searching them or seizing any documents or other material found there.

10	Compliance with employment and labor Laws

10.1	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, no member of the Group is making or has made any material contribution to, or participates or has participated in, or has any material obligation to provide housing, provident fund, social insurance, severance, pension, retirement, death, social security or disability benefits or other actual or contingent employee benefits to any of its present or past employees or to any other person, except for matters which would not, individually or in the aggregate, result in any Material Adverse Effect. Where any member of the Group participates in, or has participated in, or is liable to contribute to any such schemes, the Group does not have any material outstanding payment obligations or unsatisfied liabilities under the rules of such schemes or the applicable Laws. There are no material amounts owing or promised to any present or former directors, employees or consultants of any member of the Group other than remuneration accrued, due or for reimbursement of business expenses. No member of the Group has any material undischarged liability to pay to any Authority in any jurisdiction any taxation, contribution or other impost arising in connection with the employment or engagement of directors, key employees or consultants by them. No material liability has been incurred by any member of the Group for breach of any director’s, employee’s or consultant’s contract of service, contract for services or consultancy agreement, redundancy payments, compensation for wrongful, constructive, unreasonable or unfair dismissal, failure to comply with any order for the reinstatement or re-engagement of any director, employee or consultant, or the actual or proposed termination or suspension of employment or consultancy, or variation of any terms of employment or consultancy of any present or former employee, director or consultant of any member of the Group.

SCH II- 28

10.2	(A) There is (i) no dispute with the Directors and no strike, labor dispute, slowdown or stoppage or other conflict with the employees of any member of the Group pending or, to the best knowledge of the Company, threatened against any member of the Group, (ii) no union representation dispute currently existing concerning the employees of any member of the Group, and (iii) no existing, imminent or, to the best knowledge of the Company, threatened labor disturbance by the employees of any of the principal suppliers, contractors or customers of any member of the Group, and (B) there have been and are no violations of any labor and employment Laws of the jurisdictions in which the Group operates by any member of the Group except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect.

11	Compliance with environmental Laws

11.1	(A) The Company and the other members of the Group and their respective assets and operations are in compliance with, and the Company and each of the other members of the Group have obtained or made and hold and are in compliance with all Approvals and Filings required under, any and all applicable Environmental Laws (as defined below), except to the extent that failure to so comply with Environmental Laws or to so obtain, make or hold or comply with such Approvals and Filings would not, individually or in the aggregate, result in a Material Adverse Effect; (B) there are no past, present or, to the best knowledge of the company after due and careful inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to any member of the Group under, or to interfere with or prevent compliance by any member of the Group with, Environmental Laws; and (C) except matters would not, individually or in the aggregate, result in a Material Adverse Effect, no member of the Group is the subject of any investigation, or has received any notice or claim, or is a party to or affected by any pending or, to the best knowledge of the Company after due and careful inquiry, threatened action, suit, proceeding or claim, or is bound by any judgment, decree or order, or has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Laws” means Laws relating to health, safety, the environment (including, without limitation, the protection, clean-up and restoration thereof and timely and proper completion of all material relevant environmental protection acceptance procedures and receipt and renewal of all material relevant pollutants emission permits), natural resources or Hazardous Materials (including, without limitation, the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials), and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

SCH II- 29

12	Insurance

12.1	The Company and each of the other members of the Group maintain insurance covering their respective businesses, operations, properties, assets and personnel with insurers of recognized financial responsibility as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is prudent in accordance with customary industry practice to protect the Company and the other members of the Group and their respective businesses; all such insurance is fully in force on the date hereof and is reasonably expected to be fully in force at all other times when the Warranties are repeated pursuant to this Agreement; the Company and the other members of the Group are in compliance in all material respects with the terms of all such insurance and there are no claims by the Company or any of the other members of the Group under any such insurance as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of the other members of the Group has any reason to believe that it will not be able to renew any such insurance as and when such insurance expires or to obtain similar insurance as may be necessary to continue its business; neither the Company nor any of the other members of the Group has been refused any material insurance coverage sought or applied for.

13	Internal controls

13.1	The Company, the other members of the Group and the Board are in compliance with the provisions of Sarbanes-Oxley and all Exchange Rules that are applicable to them as of the date of this Agreement. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in compliance with GAAP or such other accounting standards as adopted by the relevant member of the Group and maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (E) each of the Company and the other members of the Group has made and kept books, records and accounts which, in detail, accurately and fairly reflect the transactions of such entity and provide a sufficient basis for the preparation of financial statements in accordance with GAAP or such other accounting standards as are adopted by the relevant member of the Group, and (F) the Directors are able to make a proper assessment of the financial position, results of operations and

SCH II- 30

prospects of the Company and the other members of the Group, and such internal accounting and financial reporting controls are effective to perform the functions for which they were established and documented properly and the implementation of such internal accounting and financial reporting controls are monitored by the responsible persons; and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting.

13.2	Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

13.3	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that (A) material information relating to the Company or any other member of the Group is made known in a timely manner to the Company’s board of directors and management by others within those entities, and (B) the Company and its board of directors comply in a timely manner with the requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance and any other applicable Law relating to disclosure of information and reporting obligations, including, without limitation, the requirements of the Listing Rules on disclosure of price-sensitive information and notifiable, connected and other transactions required to be disclosed, and such disclosure and corporate governance controls and procedures are effective to perform the functions for which they were established and documented properly and the implementation of such disclosure and corporate governance controls and procedures policies are monitored by the responsible persons (as used herein, the term “disclosure and corporate governance controls and procedures” means controls and other procedures that are designed to ensure that information required to be disclosed by the Company, including, without limitation, information in reports that it files or submits under any applicable Law, price-sensitive information, inside information (as defined in Part XIV of the Securities and Futures Ordinance) and information on notifiable, connected and other transactions required to be disclosed, is recorded, processed, summarized and reported, in a timely manner and in any event within the time period required by applicable Law).

13.4	Any issues or deficiencies identified and as disclosed in any internal control report prepared by the Internal Control Consultant have been rectified or improved in accordance with the recommendations set out in the internal control report to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for

SCH II- 31

which they were established and to allow compliance by the Company and its board of directors with all applicable Laws, and no such issues have materially and adversely affected, or could reasonably be expected to materially and adversely affect, such controls and procedures or such ability to comply with all applicable Laws.

13.5	The statutory books, books of account and other records of whatsoever kind of each member of the Group are in the proper possession, up-to-date in all material respects and contain complete and accurate records as required by Law to be dealt with in such books and no notice or allegation questioning the accuracy and rectification has been received; all accounts, documents and returns required by Law to be delivered or made to the Registrar of Companies in Hong Kong, SFC or any other Authority in any jurisdiction have been duly and correctly delivered or made;

14	Compliance with bribery, money laundering and sanctions Laws

14.1	Neither the Company, any other member of the Group, any director, officer, or employee of the Company, nor, to the best knowledge of the Company, any agent, affiliate, or person acting on behalf of any of them has, directly or indirectly, (A) used any funds for any unlawful contribution, payment or gift of funds or property to any public official (as defined below) or relating to any political activity, in the PRC, Hong Kong or any other jurisdiction, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under any applicable Law of the PRC, Hong Kong or any other jurisdiction, or (B) made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in any jurisdiction, and without prejudice to the foregoing, neither the Company, any other member of the Group, any director, officer, agent, employee or affiliate of the Company or any other member of the Group, nor any person acting on behalf of them, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery Laws, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any applicable Laws or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the United Kingdom Bribery Act 2010, or any other applicable anti-bribery or anti-corruption Laws; or (C) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit to other third parties, including but not limited to contract research organization and principal investigator (as used herein, “public official” includes any official, agent, employee or representative of, or any person acting in an official capacity on behalf of, any of the following parties: a national, supranational, regional or local Authority, an agency, department or instrumentality of a government, a judicial body, a public international organization, a political party, a body that exercises regulatory authority over any one of the Joint Sponsors or Underwriters, or an entity with an aggregate 25% or more government ownership

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or control by any one of the foregoing parties; and also includes any candidate for public office or for any political party position and any member of any royal or ruling family; the definition of “public official” further includes immediate family members and close associates of all parties mentioned above). The Company and the other members of the Group have instituted, and maintain and enforce, policies and procedures designed to ensure continued compliance with all applicable anti-bribery and anti-corruption Laws.

14.2	Neither the Company, any other member of the Group, any directors, officers or employees, nor, to the best knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any other member of the Group, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any other member of the Group located, organized or resident in a country, region or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and the other members of the Group have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. The sanctions representation and undertaking in this Clause 14.2 will not apply to any party hereto to which Council Regulation (EC) No. 2271/1996 of 22 November 1996, as amended, (or any Law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom) (the “Blocking Regulation”) applies, if and to the extent that such representation and undertaking are or would be unenforceable by or in respect of that person by reason of breach of any provision of the Blocking Regulation, and, in such case, the legality, validity and enforceability of this Clause 14.2 shall not otherwise be affected. .

14.3	The operations of the Company and the other members of the Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money

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laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering statutes of all jurisdictions where the Company or any other member of the Group conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any other member of the Group with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened against the Company.

14.4	None of the issue and sale of the Offer Shares, the execution, delivery and performance of this Agreement, the consummation of any other transaction contemplated by this Agreement, or the provision of services contemplated by this Agreement to the Company will result in a violation (including, without limitation, by the Underwriters) of any of the Anti-Money Laundering Laws or Sanctions.

15	Experts

15.1	Each of the Reporting Accountants, the Industry Consultant, the Internal Control Consultant and all legal counsels to the Company is independent of the Company (as determined by reference to Rule 3A.07 of the Listing Rules) and is able to form and report on its views free from any conflict of interest.

15.2	(A) The factual contents of the reports, opinions, letters or certificates of the Reporting Accountants, the Industry Consultant, the Internal Control Consultant and all legal counsels to the Company, respectively, are and will remain complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate in all material respects) and no material fact or matter has been omitted therefrom which would make the contents of any of such reports, opinions, letters or certificates misleading, and the opinions attributed to the Directors in such reports, opinions, letters or certificates are held in good faith based upon facts within their best knowledge after due and careful inquiry; and (B) no material information was withheld from the Reporting Accountants, the Industry Consultant, the Internal Control Consultant or any legal counsels to the Company, as applicable, for the purposes of its preparation of its report, opinion, letter or certificate, whether or not contained in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP and all information given to each of the foregoing persons for such purposes was given in good faith and there is no other information which has not been provided the result of which would make the information so received misleading.

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16	Provision of information to research analysts

16.1	None of the Company, or to the best of the Company’s knowledge, any member of the Group and/or any of their respective directors, officers, employees, affiliates and/or agents, has (whether directly or indirectly, formally or informally, in writing or verbally) provided to any research analyst any material information, including forward looking information (whether qualitative or quantitative) concerning the Company or any member of the Group that is not, or is not reasonably expected to be, included in each of the Hong Kong Prospectus and the Registration Statement, the Pricing Disclosure Package, the Prospectus or publicly available.

17	Material contracts and connected transactions

17.1	All material contracts or agreements entered into within two (2) years of the date of the Hong Kong Prospectus (other than contracts entered into in the ordinary course of business) to which the Company or any of the other members of the Group is a party and which are required to be disclosed as material contracts in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP or filed therewith as material contracts with the Registrar of Companies in Hong Kong have been so disclosed and filed, in their entirety, without omission or redaction unless a certificate of exemption has been granted by the SFC; no material contracts which have not been so disclosed and filed will, without the written consent of the Joint Sponsors and the Joint Global Coordinators, be entered into, nor will the terms of any material contracts so disclosed and filed be changed, prior to or on the Listing Date; neither the Company or any other member of the Group, nor any other party to any material contract, has sent or received any communication regarding termination of, or intent not to renew, any such material contract, and no such termination or non-renewal has been threatened by the Company or any other member of the Group or, to the best knowledge of the Company, any other party to any such material contract. All contracts material to the business of the Company are enforceable and in compliance with Laws.

17.2	Each of the contracts listed as being material contracts in the section of the Hong Kong Prospectus, the Application Proof and the PHIP headed “Appendix IV –Statutory and General Information – B. Further Information about the business – 1. Summary of Material Contracts” has been duly authorized, executed and delivered and is legal, valid, binding and enforceable in accordance with its terms.

17.3	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, none of the Company and the other members of the Group has any material capital commitment, or is, or has been, party to any unusual, long-term or onerous commitments, contracts or arrangements not wholly on an arm’s length basis in the ordinary and usual course of business (for these purposes, a long-term contract, commitment, or arrangement is one which is unlikely to have been fully performed in accordance with its terms more than six months after the date it was entered into

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or undertaken or is incapable of termination by either the Company or any other member of the Group (as relevant) on six months’ notice or less).

17.4	None of the Company and the other members of the Group is a party to any agreement or arrangement which prevents or restricts it in any way from carrying on business in any jurisdiction, except for any such agreement or arrangement that would not, individually or in the aggregate, result in a Material Adverse Effect.

17.5	To the best knowledge of the Company, no distributor, third-party promoter or supplier of the Group has failed to comply with Company's code of conduct applicable to such persons or is considering ceasing to deal with the Company or the other members of the Group or reducing the extent or value of its dealings with the Company or the other members of the Group which would, or is likely to, individually or in the aggregate, result in a Material Adverse Effect.

17.6	Neither the Company nor any of the other members of the Group is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

17.7	None of the Company and the other members of the Group is a party to any agreement or arrangement or is carrying on any practice (A) which in whole or in part contravenes or is invalidated by any anti-trust, anti-monopoly, competition, fair trading, consumer protection or similar Laws in any jurisdiction where the Company or any of the other members of the Group has assets or carries on business, or (B) in respect of which any filing, registration or notification is required or is advisable pursuant to such Laws (whether or not the same has in fact been made).

17.8	In respect of the connected transactions (as defined in the Listing Rules) of the Company (the “Connected Transactions”), (A) the statements set forth in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP relating to the Connected Transactions are complete, true and accurate in all material respects, and there are no facts or matters the omission of which would make any such statements misleading, and there are no other Connected Transactions which have not been disclosed in all of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP; (B) all information (including, without limitation, historical figures) disclosed or made available (or which ought reasonably to have been disclosed or made available) in writing or orally by or on behalf of the Company in relation to the Connected Transactions to the Joint Global Coordinators, the Underwriters, the Reporting Accountants, the legal and other advisers to the Company or to the Underwriters, the Stock Exchange and/or the SFC was so disclosed or made available in full and in good faith and, except as subsequently disclosed or notified to the SEHK and/or the SFC, was and remains complete, true and accurate, and there is no other information which has not been provided the result of which would

SCH II- 36

make the information so received misleading; (C) the Connected Transactions disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP have been entered into and carried out, and will be carried out, in the ordinary course of business and on normal commercial terms and are fair and reasonable and in the interests of the Company and the shareholders of the Company as a whole, and the Directors, including, without limitation, the independent non-executive Directors, in coming to their view have made due and proper inquiries and investigations of such Connected Transactions; (D) the Company has complied with and will continue to comply with the terms of the Connected Transactions disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP so long as the agreement or arrangement relating thereto is in effect, and shall inform the Joint Sponsors and the Joint Global Coordinators promptly should there be any breach of any such terms before or after the listing of the Shares on the Stock Exchange; (E) the Connected Transactions and each of the related agreements as disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP has been duly authorized, executed and delivered, constitutes a legal, valid and binding agreement or undertaking of the parties thereto, enforceable in accordance with its terms, and is in full force and effect; (F) each of the Connected Transactions disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP was and will be carried out by the Group in compliance with all applicable Laws; and (G) the Directors are of the view that the Connected Transactions disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP are and will remain exempt from the reporting, annual review, announcement and independent shareholders’ approval requirements under the Listing Rules.

17.9	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, no material indebtedness (actual or contingent) and no contract, agreement or arrangement (other than employment contracts or service agreements with current directors or officers of the Company or of any other member of the Group) is or will be outstanding between the Company or the relevant member of the Group, on the one hand, and any substantial shareholder or any current or former director or any officer of the Company or of the relevant member of the Group or any associate (as the term is defined in the Listing Rules) of any of the foregoing persons, on the other hand.

17.10	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, none of the Directors, either alone or in conjunction with or on behalf of any other person, is interested in any business that competes or is likely to compete, directly or indirectly, with the business of any member of the Group, nor is any Director interested, directly or indirectly, in any assets which have since the date two years

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immediately preceding the date of the Hong Kong Prospectus been acquired or disposed of by or leased to either the Company or any other member of the Group. Neither any of the Directors, nor any of their respective associates (as the term is defined in the Listing Rules), is or will be interested in any agreement or arrangement with the Company or any other member of the Group which is subsisting on the Listing Date and which is material to the business of the Company.

17.11	To the best knowledge of the Company, none of the Directors has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him to the Company and the Joint Sponsors, and such authority and confirmations remain in full force and effect.

17.12	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, there are no relationships or transactions not in the ordinary course of business between the Company or any other member of the Group, on one hand, and their respective customers or suppliers or partners, on the other hand.

17.13	The descriptions of the events, transactions and documents relating to the reorganization arrangements undergone by the Group in preparation for Listing (“Reorganization”) as described in the sections in each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “History, Development and Corporate Structure - Reorganization” and “Appendix IV - Statutory and General Information” and in the section in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Corporate History and Structure” are complete, true and accurate in all material respects and not misleading.

17.14	Each of the documents relating to the Reorganization (“Reorganization Documents”) has been duly authorized, executed and delivered and is legal, valid, binding and enforceable in accordance with its terms, or, for those which were completed or expired before the date hereof, was legal, valid, binding and enforceable in accordance with its term during its term.

17.15	The Reorganization and the execution, delivery and performance of the Reorganization Documents do not and will not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice or lapse of time or fulfillment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under), (A) the Articles of Association or other constituent or constitutive documents or the business license of the Company or any other member of the Group, as applicable, (B) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, authorization, lease, contract or other agreement or instrument to which the Company or any other member of the Group is a party or by which the Company or any of the other members of the Group is bound or any of their respective properties or assets may be bound or affected, as applicable, or (C) any Laws applicable to the Company or any other member of the Group or any of their respective properties or assets.

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17.16	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, (A) all Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over, any member of the Group or any of its properties or assets, or otherwise from or with any other persons, required in connection with the Reorganization and the execution, delivery and performance of the Reorganization Documents, have been unconditionally obtained or made; (B) none of such Approvals and Filings is subject to any condition precedent which has not been satisfied or performed or other burdensome restrictions or conditions not described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP; (C) each of the approvals, licenses, consents, authorizations, certificates and permits granted by the relevant Authority to any member of the Group prior to the Reorganization and are necessary for the operation of the Group has been validly and legally transferred, renewed, maintained or assumed following the Reorganization; and (D) no member of the Group is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of, or has any reason to believe that any Authority is considering revoking, suspending or modifying, any such Approvals and Filings.

17.17	Transactions contemplated by the Reorganization have been effected prior to the date hereof in compliance with all applicable Laws and in accordance with the Reorganization Documents; other than the Reorganization Documents, there are no other material documents or agreements, written or oral, that have been entered into by any member of the Group in connection with the Reorganization which have not been previously provided, or made available, to the Hong Kong Underwriters and the International Underwriters, and/or the legal and other professional advisers to the Hong Kong Underwriters and the International Underwriters, and which have not been disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP.

17.18	The property and other assets injected into the Group pursuant to the Reorganization comprise all the assets necessary for the carrying on the business carried on by the Group in the manner it is presently conducted and as described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP and the liabilities assumed by the Company pursuant to the Reorganization represent the only liabilities of the Company.

17.19	There are no actions, suits, proceedings, investigations or inquiries pending or, to the best knowledge of the Company, threatened or contemplated, under any Laws or by or before any Authority challenging the effectiveness or validity of the events, transactions and documents relating to the Reorganization as set forth in the sections of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “History, Development and Corporate Structure - Reorganization” and

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“Appendix IV - Statutory and General Information” and in the section of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Corporate History and Structure”.

18	Pre-IPO Investments

18.1	The descriptions of the events, transactions and documents relating to the Pre-IPO Investments as set forth in the section of each of the Hong Kong Prospectus, the Application Proof and the PHIP headed “History, Development and Corporate Structure - Pre-IPO Investments” and in the section of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus headed “Description of Share Capital” are complete, true and accurate in all material respects and not misleading, and there are no other facts or matters the omission of which would or may make such disclosure in relation to the Pre-IPO Investments misleading.

18.2	All Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over any member of the Group or any of its properties or assets, or otherwise from or with any other persons, required in connection with the Pre-IPO Investments and the execution, delivery and performance of the Pre-IPO Investments Documents have been unconditionally obtained or made; all such Approvals and Filings are valid and in full force and effect and none of such Approvals and Filings is subject to any condition precedent which has not been satisfied or performed.

18.3	Transactions contemplated by the Pre-IPO Investments have been effected prior to the date hereof in compliance with all applicable Laws in the PRC and in accordance with the Pre-IPO Investments Documents; other than the Pre-IPO Investments Documents, there are no other documents or agreements, written or oral, that have been entered into by any member of the Group in connection with the Pre-IPO Investments which have not been previously provided, or made available, to the Joint Sponsors, the Joint Global Coordinators, the Underwriters and/or the legal and other professional advisers to the Underwriters and which have not been disclosed in all of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP.

18.4	The Pre-IPO Investments are in compliance with the applicable Guidance Letters issued and updated by the SEHK.

19	Taxation

19.1	The Group has duly and in a timely manner complied in all material respects with all applicable requirements for filing returns, reports or filings for Taxation purposes required to be filed by or in respect of the Company or any of the other members of the Group, and all such returns, reports or filings are up to date and are complete, true and accurate in all material respects and not misleading and are not the subject of any dispute with any taxing or other Authority and, to the best

SCH II- 40

knowledge of the Company after due and careful inquiry, there are no circumstances giving rise to any such dispute; all Taxes due or claimed to be due from the Company and each of the other members of the Group have been duly and timely paid, other than those being contested in good faith and for which adequate reserves have been provided; there is no deficiency for any Taxes of any material amount that has been asserted against the Company or any of the other members of the Group; the statements set forth in the sections of each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP headed “Appendix III - Summary of the Constitution of the Company and Cayman Islands Companies Law – 19. Taxation” and (in the case of the Registration Statement, the Pricing Disclosure Package and the Prospectus) “Taxation” are complete, true and accurate in all material respects and not misleading.

19.2	Each of the waivers and other relief, concession and preferential treatment relating to Taxes granted to the Company or any of the other members of the Group by any Authority is valid and in full force and effect, and does not and will not conflict with, or result in a breach or violation of, or constitute a default under any applicable Laws.

19.3	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, no stamp, registration, value added issuance, transfer or similar Taxes and no capital gains, income, withholding or other Taxes are payable by or on behalf of the Company or any of the other members of the Group in Hong Kong, the Cayman Islands, the PRC, or to any taxing or other Authority thereof or therein in connection with (A) the execution, delivery, performance or enforcement of this Agreement, the Hong Kong Underwriting Agreement and the Stock Borrowing Agreement, or the consummation of the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement or the Stock Borrowing Agreement; (B) the creation, allotment and issuance of the Offer Shares, (C) the offer, sale and delivery of the Hong Kong Offer Shares to or for the respective accounts of successful applicants and, if applicable, the Hong Kong Underwriters contemplated in the Hong Kong Prospectus, (D) the offer, sale and delivery of the International Offer Shares to or for the respective accounts of the International Underwriters or purchasers procured by the International Underwriters in the manner contemplated in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof or the PHIP, or (E) the deposit of the Offer Shares with the HKSCC.

19.4	Except for any net income, capital gains or franchise taxes imposed on the International Underwriters by the PRC, Hong Kong, and the Cayman Islands as a result of any present or former connection (other than any connection solely resulting from the transactions contemplated by this Agreement) between the International Underwriters and the jurisdiction imposing such tax, no stamp or other issuance, capital, value-added, documentary or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the

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International Underwriters to the PRC, Hong Kong, the Cayman Islands or any political subdivision or taxing authority thereof or therein or in connection with (A) the issuance of the Offer Shares; (B) the sale and delivery of the Offer Shares by the International Underwriters as part of the International Underwriters’ distribution of the Offer Shares as contemplated hereunder; and (C) the execution, delivery, performance and admission in court proceedings of this Agreement and the consummation of the transactions contemplated hereby and thereby, save that this Agreement may be subject to Cayman Islands stamp duty if they are executed in or brought into the Cayman Islands.

20	Dividends

20.1	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, all dividends and other distributions declared and payable on the Shares to the shareholders of the Company are not subject to, and may be paid free and clear of and without deduction for or on account of, any withholding or other Taxes imposed, assessed or levied by or under the Laws of Hong Kong, the Cayman Islands, the PRC or the United States or any taxing or other Authority thereof or therein.

20.2	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, no member of the Group is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the share capital, capital stock or other equity interests of or in such member of the Group, from repaying to the Company any loans or advances to such member of the Group from the Company or from transferring any of the properties or assets of such member of the Group to the Company. Each material member of the Group has full power and authority to pay and remit funds in respect of any such dividend, distribution or repayment in Hong Kong dollars or other freely exchangeable currency without the need for any Approvals and Filings.

21	Litigation and other proceedings

21.1	Except as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, there are (A) no actions, suits, proceedings, investigations or inquiries in any jurisdiction or under any Laws or by or before any Authority pending or, to the best knowledge of the Company after due and careful inquiry, threatened or contemplated to which any member of the Group or any of its respective directors, officers or employees is or may be a party or to which any of their respective properties or assets is or may be subject, at law or in equity, or before or by any Authority, whether or not arising from transactions in the ordinary course of business, (B) no Laws that have been enacted, adopted or issued or, to the best knowledge of the Company after due and careful inquiry, that has been proposed by any Authority, and (C) no judgments, decrees or orders of any Authority, which,

SCH II- 42

in any such case described in clause (A), (B) or (C) above, would, or could reasonably be expected to, result in, individually or in the aggregate, a Material Adverse Effect or materially and adversely affect the power or ability of the Company to perform its obligations under this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents, to offer, sell and deliver the Offer Shares or to consummate the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents or otherwise materially and adversely affect the Global Offering, or are required to be described in any of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP but are not so described.

21.2	None of the Company and the other members of the Group, nor to the best knowledge of the Company, any person acting on behalf of any of them, has taken any action, nor have any steps been taken or any actions, suits or proceedings under any Laws been started or threatened, to (A) wind up, liquidate, dissolve, make dormant or eliminate or declare insolvent any member of the Group, (B) to withdraw, revoke or cancel any Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over any member of the Group or any of its properties or assets, or otherwise from or with any other persons, required in order to conduct the business of any member of the Group, or (C) to bring an adverse effect on the completion of the Global Offering.

21.3	No member of the Group which is a party to a joint venture or shareholders’ agreement is in material dispute with the other parties to such joint venture or shareholders’ agreement and, to the best knowledge of the Company, there are no circumstances which may give rise to any material dispute or affect the relevant member’s relationship with such other parties in any material respect.

21.4	(i) Neither the Company nor any other member of the Group has been designated as a critical information infrastructure operator in PRC under the Cybersecurity Law of the PRC; (ii) neither the Company nor any other member of the Group is subject to a cybersecurity review by the Cyberspace Administration of the PRC (the “CAC”); (iii) neither the Company nor any other member of the Group has received any communication, enquiry, notice, warning or sanctions with respect to the Cybersecurity Law of the PRC or from the CAC; and (iv) the Company is not aware of any pending or threatened cybersecurity review by the CAC on the Company or any other member of the Group.

22	Market conduct

22.1	None of the Company and the other members of the Group and their respective directors, officers, employees, agents, affiliates or controlling persons, nor any person acting on behalf of any of them, has, at any time prior to the date of this Agreement, done or engaged in, or will, until the Joint Global Coordinators have notified the Company of the completion of the distribution of the Offer Shares, do or engage in, directly or indirectly, any act or course of conduct (A) which creates

SCH II- 43

a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares. For the avoidance of doubt, the appointment of the Stabilization Manager or otherwise pursuant to the Over-allotment Option as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP do not constitute such act or course of conduct.

22.2	None of the Company and the other members of the Group and their respective directors, officers, employees, agents, affiliates or controlling persons, nor any person acting on behalf of any of them, (A) has taken or facilitated or will take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) has taken or will take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or (C) has taken or will take or has omitted to take or will omit to take, directly or indirectly, any action which may result in the loss by any of the Underwriters, of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise. For the avoidance of doubt, the appointment of the Stabilization Manager or otherwise pursuant to the Over-allotment Option as disclosed in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP do not constitute such action as described above.

23	Immunity

23.1	Under the Laws of Hong Kong, the Cayman Islands, the United States, or the PRC , neither the Company nor the other members of the Group, nor any of the properties, assets or revenues of the Company or the other members of the Group is entitled to any right of immunity on any grounds from any action, suit or proceeding (including, without limitation, arbitration proceedings), from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of judgment, or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgment or any arbitral award.

24	Further Undertakings

24.1	The Company undertakes to the Joint Global Coordinators, Joint Sponsors and Underwriters and each of them that it will comply with Chapter 8A of the Listing Rules in connection with weighted voting rights.

SCH II- 44

25	Choice of law and dispute resolution

25.1	The choice of law provisions set forth in this Agreement will be recognized and given effect to by the courts of the PRC (subject to applicable PRC laws regarding choice of law and the discretion of the relevant courts or public policies and other principles to be considered by such courts), the Cayman Islands and Hong Kong; the Company can sue and be sued in its own name under the Laws of the PRC, the Cayman Islands and Hong Kong; the irrevocable submission by the Company to the exclusive jurisdiction of the courts of any New York court (as defined in Section 15 hereof), the waiver by the Company of any objection to the venue of an action, suit or proceeding in courts of any New York court, the waiver and agreement not to plead an inconvenient forum, the waiver of immunity on the grounds of sovereignty or otherwise and the agreement that this Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding under the Laws of the PRC, the Cayman Islands and Hong Kong and will be respected by the courts of the PRC (subject to applicable PRC laws regarding submission to foreign jurisdiction for dispute resolution and the discretion of the relevant courts or public policies and other principles to be considered by such courts), the Cayman Islands and Hong Kong; subject to the uncertainties in respect of PRC courts’ recognition and enforcement of foreign judgments disclosed in the Disclosure Package and the Final Offering Circular, service of process effected in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company; any judgment obtained in a New York court arising out of or in relation to the obligations of the Company under this Agreement will be recognized and enforced by the courts of the Cayman Islands and Hong Kong , and may be recognized and enforced by the courts of the PRC (subject to the requirements of the Civil Procedure Law and any other applicable law of the PRC relating to the enforceability of foreign judgments and the discretion of the relevant courts or public policies and other principles to be considered by such courts).

26	No other arrangements relating to sale of Offer Shares

26.1	Except pursuant to this Agreement and the Hong Kong Underwriting Agreement, neither the Company nor any of the other members of the Group has incurred any liability for any finder’s or broker’s fee or agent’s commission or other payments in connection with the execution and delivery of this Agreement or the offer and sale of the Offer Shares or the consummation of the transactions contemplated hereby or by each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

26.2	Neither the Company nor any of the other members of the Group has entered into any contractual arrangement relating to the offer, sale, distribution or delivery of any Shares other than this Agreement.

SCH II- 45

27	United States aspects

27.1	The Registration Statement, Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus, and the filing of the Registration Statement, Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus with the Commission have been or will be duly authorized by and on behalf of the Company, and the Registration Statement have been or will be duly executed pursuant to such authorization by and on behalf of the Company.

27.2	The offer and sale of the Offer Shares are being registered under the Securities Act pursuant to the Registration Statement.

27.3	No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

27.4	(A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Information Furnished by the International Underwriters.

27.5	The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

27.6	The Company was not a passive foreign investment company (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and does not expect to be a PFIC for its current taxable year or in the foreseeable future.

27.7	The Company is not and, after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof as described in each of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Application Proof and the PHIP, will not be an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

27.8	There are no affiliations or associations between any member of FINRA.

27.9	At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to

SCH II- 46

use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the SEC objects to the use of the Registration Statement as an automatic shelf registration statement.

27.10	The Company (i) has not alone engaged in any Testing-the-Waters Communications (as defined above) other than Testing-the-Waters Communications with the consent of the Joint Global Coordinators and (ii) has not authorized anyone other than the Joint Global Coordinators to engage in Testing-the-Waters Communications. The Company reconfirms that the Joint Global Coordinators have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those agreed to by the Joint Global Coordinators. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Disclosure Package and the Final International Prospectus in any material respect, complied in all material respects with the Securities Act, and when taken together with the Disclosure Package, as of the Time of Sale and as of each Time of Delivery, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

In addition, any certificate signed by any officer or director of the Company and delivered to the Joint Representatives, the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters and the International Underwriter or any legal counsels to the Hong Kong Underwriters, the International Underwriters or the Joint Sponsors in connection with the Global Offering shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to each of the Joint Representatives, the Joint Global Coordinators, the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters and the International Underwriters.

SCH II- 47

SCHEDULE III

(a)	[Free Writing Prospectuses filed with the Commission pursuant to Rule 433, dated [●], 2021.]

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

Offer Price
Offer Shares sold in the International Offering	HK$
Offer Shares sold in the Hong Kong Public Offering	HK$

SCH III-1

EXHIBIT A

OFFICER’S CERTIFICATE OF THE COMPANY

I, LI Xiang, Chief Executive Officer of Li Auto Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), pursuant to Section [6(b)] of the International Underwriting Agreement, dated [●], 2021 (the “International Underwriting Agreement”), among the Company and the several International Underwriters named therein, and pursuant to [Schedule 3 - Part B - Clause 13] of the Hong Kong underwriting agreement, dated August 2, 2021 (the “Hong Kong Underwriting Agreement”), among the Company and the several Hong Kong Underwriters named therein, hereby certify that, to the best of my knowledge, after due and careful inquiry:

1.	The representations and warranties of the Company in the International Underwriting Agreement and the Hong Kong Underwriting Agreement are true and accurate and not misleading as of the date hereof as though made on and as of this date.

2.	The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the International Underwriting Agreement and the Hong Kong Underwriting Agreement at or prior to the date hereof.

3.	There has been no material adverse change in the capital stock, total current assets, total current liabilities, shareholders’ equity or indebtedness of the Group as of the date hereof, as compared to amounts shown in the latest audited consolidated balance sheet of the Group as of March 31, 2021 included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

4.	There have been no material decreases in revenue of the Group during the period from the date of the latest audited consolidated income statement of the Group for the three months ended March 31, 2021 included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus to the date hereof, as compared to the corresponding period in the preceding financial year ended December 31, 2020 of the Company.

Capitalized terms used herein that are not otherwise defined shall have the same meanings as defined in the International Underwriting Agreement.

[Signature page to follow]

OFFICER’S CERTIFICATE OF THE COMPANY

A-1

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate.

Dated:

By:
Name: LI Xiang
Title: Chief Executive Officer

OFFICER’S CERTIFICATE OF THE COMPANY

A-2

EXHIBIT B

OFFICER’S CERTIFICATE OF COMPANY RE NON-COMFORTED DATA

I, LI Tie, Chief Financial Officer of Li Auto Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), pursuant to Section [6(c)] of the International Underwriting Agreement, dated [●], 2021 (the “International Underwriting Agreement”), among the Company and the several International Underwriters named therein, and pursuant to Schedule 3 - Part B - Clause 13 of the Hong Kong underwriting agreement, dated August 2, 2021 (the “Hong Kong Underwriting Agreement”), among the Company and the several Hong Kong Underwriters named therein, hereby certify that, to the best of my knowledge, after due and careful inquiry:

1.	I am familiar with the accounting, operations, records systems and internal controls of the Company.

2.	I have participated in the preparation of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package and the Prospectus. In connection with such participation, I have reviewed the disclosure in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package and the Prospectus and have discussed such disclosure with other members of the senior management of the Company, the counsels to the Company, the Joint Global Coordinators, the counsels to the International Underwriters and PricewaterhouseCoopers as independent reporting accountants to the Company.

3.	In particular, I have reviewed the financial and operating data and other information that has been identified on the copies of the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package and the Prospectus attached hereto as Exhibit A (the “Company Information”).

4.	Where the Company Information is derived from the Company’s accounting, business and other records, I confirm that the Company Information has been properly extracted from such records and is accurately reproduced in the Hong Kong Prospectus, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

5.	I confirm that all of the Company Information is true and accurate.

Capitalized terms used herein that are not otherwise defined shall have the same meanings as defined in the International Underwriting Agreement.

[Signature page to follow]

OFFICER’S CERTIFICATE OF COMPANY RE NON-COMFORTED DATA

B-1

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate.

Dated:

By:
Name: LI Tie
Title: Chief Financial Officer

OFFICER’S CERTIFICATE OF COMPANY RE NON-COMFORTED DATA

B-2

EXHIBIT C

SECRETARY’S CERTIFICATE

I, [●], the secretary of Li Auto Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), hereby certify that:

1.	Attached hereto as Appendix A is a true, accurate and complete copy of the memorandum of association of the Company (together with copies of resolutions annexed thereto), as amended on [●], 2021, which are in full force and effect at all times since the date of adoption (as so amended) to and including the date hereof.

2.	Attached hereto as Appendix B are true, accurate and complete copies of resolutions duly adopted by the board of directors of the Company or a committee thereof at meetings duly called and held on July 27, 2021, at which a quorum was present and acting throughout; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Company’s board of directors or any committee thereof relating to the Global Offering. In connection with the Global Offering, the Company has entered into the International Underwriting Agreement dated [●], 2021 (the “International Underwriting Agreement”) with the several International Underwriters named therein, and the Hong Kong Underwriting Agreement dated August 2, 2021 with the several Hong Kong Underwriters named therein.

3.	The International Underwriting Agreement and the Hong Kong Underwriting Agreement, as executed and delivered on behalf of the Company, is in the form or substantially the form approved by the board of directors of the Company by written resolutions on July 27, 2021.

4.	There have not been any written communications, or any memoranda relating to conversations, between the Company, its directors, officers and employees or, after due and careful inquiry, its accountants, counsel or representatives (excluding, for the avoidance of doubt, the Joint Sponsors to the Company’s application for the listing of the Shares on the SEHK) on the one hand and the SEHK, the SFC or any applicable Authority, or their respective staff, on the other hand, relating to the Global Offering and/or the listing of the Shares on the SEHK.

5.	Each person who, as a director or officer of the Company or attorney-in-fact of such director or officer, signed the International Underwriting Agreement and the Hong Kong Underwriting Agreement and any other document delivered prior to or on the date hereof in connection with the Global Offering was at the respective times of such signing and delivery and is now duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

SECRETARY’S CERTIFICATE

Capitalized terms used herein that are not otherwise defined shall have the same meanings as defined in the International Underwriting Agreement.

[Signature pages to follow]

SECRETARY’S CERTIFICATE

IN WITNESS WHEREOF, the undersigned have hereunto executed this certificate.

Dated:

By:
Name:
Title: Secretary

SECRETARY’S CERTIFICATE

EXHIBIT D

OVER-ALLOTMENT OPTION EXERCISE NOTICE

[●], 2021

To:	LI AUTO INC.
(the “Company”)

Dear Sirs,

Reference is made to the International Underwriting Agreement dated [●], 2021 (the “International Underwriting Agreement”) between, inter alios, the Company and the several International Underwriters named therein in relation to the International Offering of ordinary shares (the “Shares”) of the Company.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the International Underwriting Agreement.

On behalf of the International Underwriters, we hereby give you notice of the exercise by the International Underwriters of their right, pursuant to Section 1 of the International Underwriting Agreement, to elect to purchase a further [●] Option Shares. We hereby request that delivery of the Option Shares take place on or around [●] a.m. on [●] 2021.

This letter shall be governed by and construed in accordance with the Laws of the State of New York.

This letter may be executed in counterparts. Each counterpart shall constitute an original of this letter but shall together constitute a single document.

We should be grateful if you would confirm your acceptance of the above by countersigning below.

[Signatures to Follow]

SECRETARY’S CERTIFICATE

For and on behalf of

GOLDMAN SACHS (ASIA) L.L.C.

(Incorporated in Delaware, U.S.A. with limited liability)

By:
Name:
Title:

OVER-ALLOTMENT OPTION EXERCISE NOTICE

For and on behalf of

CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

By:
Name:
Title:

OVER-ALLOTMENT OPTION EXERCISE NOTICE

For and on behalf of

UBS AG HONG KONG BRANCH

By:
Name:
Title:

By:
Name:
Title:

OVER-ALLOTMENT OPTION EXERCISE NOTICE

For and on behalf of

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

OVER-ALLOTMENT OPTION EXERCISE NOTICE

For good and valuable consideration, we hereby confirm our acceptance and acknowledgement of the terms set out herein

LI AUTO INC.

By:
Name:
Title:

OVER-ALLOTMENT OPTION EXERCISE NOTICE